[Execution]





                           LOAN AND SECURITY AGREEMENT

                                  by and among


                           HEALTH FITNESS CORPORATION
                                   as Borrower


                           HEALTH FITNESS REHAB, INC.
                          THE PREFERRED COMPANIES, INC.
                       HEALTH FITNESS REHAB OF IOWA, INC.
                    DUFFY & ASSOCIATES PHYSICAL THERAPY CORP.
                               MEDLINK CORPORATION
                             MEDLINK SERVICES, INC.
                           FITNESS CENTERS OF AMERICA
                   SPORTS & ORTHOPEDIC PHYSICAL THERAPY, INC.
                                  as Guarantors

                                       and

                                 MADELEINE L.L.C
                                    as Lender



                            Dated: February 17, 1998

                                TABLE OF CONTENTS
                                                                           Page


RECITALS.......................................................................1

  SECTION 1.  DEFINITIONS......................................................1

  SECTION 2.  CREDIT FACILITY.................................................17
           2.1  Loans.........................................................18
           2.2  Procedure for Borrowing.......................................18
           2.3  Registered Note...............................................18

  SECTION 3.  INTEREST AND FEES...............................................18
           3.1  Interest......................................................18
           3.2  Interest After Event of Default...............................19
           3.3  Closing Fee...................................................19
           3.4  Servicing Fee.................................................19
           3.5  Calculations..................................................19
           3.6  Maximum Rate..................................................19
           3.7  Indemnification in Certain Events.............................20

  SECTION 4.  PAYMENTS AND ADMINISTRATION.....................................20
           4.1  Collections; Management of Collateral.........................20
           4.2  Payments......................................................22
           4.3  Mandatory and Optional Prepayments............................25
           4.4  Borrower's Loan Account.......................................26
           4.5  Authorized Signatures.........................................26
           4.6  Statements....................................................26
           4.7  Right of Inspection; Access...................................26
           4.8  Specific Powers...............................................27
           4.9  Use of Proceeds...............................................27

  SECTION 5.  CONDITIONS PRECEDENT TO LOANS AND
              OTHER FINANCIAL ACCOMMODATIONS  ................................28
           5.1  Conditions Precedent to Initial Loans.  ......................28
           5.2  Conditions Precedent to All Loans.  ..........................32

  SECTION 6.  COLLATERAL......................................................32

  SECTION 7.  REPRESENTATIONS AND WARRANTIES..................................34
           7.1  Organization and Qualification................................34
           7.2  Corporate Power and Authority.................................35
           7.3  Capitalization................................................35

                                                                           Page


         7.4  Compliance with Other Agreements and Applicable Law.............36
         7.5  Governmental Approval...........................................37
         7.6  Chief Executive Office; Collateral Locations....................37
         7.7  Priority of Liens/Title to Properties...........................37
         7.8  Tax Returns.....................................................38
         7.9  Litigation......................................................38
         7.10 Intellectual Property...........................................38
         7.11 Accounts........................................................39
         7.12 Employee Benefits...............................................41
         7.13 Environmental Compliance........................................42
         7.14 Bank Accounts...................................................43
         7.15 Investment Company..............................................43
         7.16 Regulation G; Securities Exchange Act of 1934...................43
         7.17 No Material Adverse Change......................................43
         7.18 Financial Statements............................................44
         7.19 Disclosure......................................................44
         7.20 Labor Disputes..................................................44
         7.21 Corporate Name; Prior Transactions..............................45
         7.22 Restrictions on Subsidiaries....................................45
         7.23 Material Contracts..............................................45
         7.24 Payable Practices...............................................45
         7.25 Interrelated Businesses.  ......................................45
         7.26 Compliance with Medicare and Medicaid...........................46
         7.27 Health Care Practitioners Duly Licensed.........................47

SECTION 8.  ADDITIONAL COVENANTS..............................................47
         8.1  Tradenames......................................................47
         8.2  Subsidiaries....................................................48
         8.3  New Collateral Locations.  .....................................48
         8.4  Sale of Assets, Consolidation, Merger, Dissolution, Etc.........49
         8.5  Encumbrances....................................................50
         8.6  Indebtedness....................................................51
         8.7  Loans, Investments, Guarantees, Etc.............................53
         8.8  Dividends and Redemptions.......................................57
         8.9  Transactions with Affiliates....................................57
8.10 Change in Retained Earnings.  ...........................................58
         8.11 Fixed Charge Coverage Ratio.....................................58
         8.12 Consolidated Working Capital....................................59
         8.13 Maintenance of Existence........................................59
         8.14 Changes in Business.............................................59
         8.15 Compliance with Laws, Regulations, Etc..........................59
         8.16 Payment of Taxes and Claims.....................................60
         8.17 Properties in Good Condition....................................60
         8.18 Insurance.......................................................61

                                                                            Page


         8.19 Compliance with ERISA...........................................62
         8.20 Additional Bank Accounts........................................63
         8.21 Financial Statements and Other Information......................63
         8.22 End of Fiscal Years; Fiscal Quarters............................67
         8.23 Limitation on Restrictions Affecting Subsidiaries...............67
         8.24 Additional Negative Pledges.....................................68
         8.25 Compliance with Action Plan.....................................68
         8.26 Further Assurances..............................................68

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES....................................69
         9.1  Events of Default...............................................69
         9.2  Remedies........................................................71

SECTION 10.   EFFECTIVE DATE; TERMINATION; COSTS;
               ASSIGNMENTS; AMENDMENTS; ETC...................................74
         10.1  Term...........................................................74
         10.2  Expenses and Additional Fees...................................74
         10.3  Amendments and Waivers.........................................76
         10.4  Independence of Representations, Warranties and Covenants......76
         10.5  Partial Invalidity.............................................76
         10.6  Headings.......................................................76
         10.7  Counterparts...................................................76
         10.8  Survival of Agreement..........................................76
         10.9  No Waiver; Cumulative Remedies.................................76
         10.10 Notices........................................................77
         10.11 Successors.....................................................77
         10.12 Entire Agreement...............................................78

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW      ...............................78
         11.1  Governing Law; Choice of Forum; Service of Process;
               Jury Trial Waiver..............................................78
         11.2  Waiver of Notices..............................................80
         11.3  Waiver of Counterclaims........................................80
         11.4  Indemnification................................................80

                             EXHIBITS AND SCHEDULES


Exhibit A                 Action Plan

Exhibit B                 Form of Borrowing Base Certificate

Exhibit C                 Form of Notice of Borrowing

Exhibit D                 Form of Certificate for Compliance with Financial
                          Covenants

Exhibit E                 Form of Registered Note

Schedule 1.69             Permitted Holders

Schedule 7.1(a)           Jurisdictions of Qualification

Schedule 7.1(b)           Subsidiaries

Schedule 7.4              Permits

Schedule 7.6              Chief Executive Office and Locations of Collateral

Schedule 7.7              Existing Liens

Schedule 7.8              Tax Returns

Schedule 7.9              Pending Litigation

Schedule 7.11             List of Account Debtors for Insurance Accounts and
                          Contract Accounts

Schedule 7.13             Environmental Matters

Schedule 7.14             Bank Accounts

Schedule 7.20             Collective Bargaining Agreements

Schedule 7.21             Corporate Name; Tradenames; Prior Transactions

Schedule 7.23             Material Contracts

Schedule 7.26             Medicare/Medicaid Compliance

Schedule 7.28             List of Federal Employer Identification Numbers

Schedule 8.6              Existing Indebtedness

Schedule 8.7              Existing Loans, Advances and Guarantees

                           LOAN AND SECURITY AGREEMENT


     AGREEMENT dated February 17, 1998 is entered into by and among Health Fitness Corporation, a Minnesota corporation ("Borrower"), Health Fitness Rehab, Inc., a Minnesota corporation ("HF Rehab"), The Preferred Companies, Inc., an Arizona corporation ("TPC"), Health Fitness Rehab of Iowa, Inc., an Iowa corporation ("HF Rehab Iowa"), Duffy & Associates Physical Therapy Corp., an Iowa corporation ("Duffy"), Medlink Corporation, an Iowa corporation ("Medlink"), Medlink Services, Inc., an Iowa corporation ("Medlink Services"), Fitness Centers of America, a California corporation ("Fitness Centers"), and Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation ("Sports Therapy", and together with HF Rehab, TPC, HF Rehab Iowa, Duffy, Medlink, Medlink Services, and Fitness Centers, collectively, "Guarantors" and sometimes referred to individually as a "Guarantor") and Madeleine L.L.C., a New York limited liability company ("Lender").


                              W I T N E S S E T H:


     WHEREAS, Borrower and Guarantors have requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and advances to Borrower; and

     WHEREAS, Lender is willing to agree to make loans and advances to Borrower subject to the terms and conditions set forth herein and in the other Financing Agreements (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

     For purposes of this Agreement and the other Financing Agreements, the following terms shall have the respective meanings given to them below:

     1.1 "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     1.2 "Accounts" shall mean all present and future rights of Borrower and each Guarantor to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper and whether or not earned by performance and including, without limitation, Contract Accounts, Insurance Accounts, Medicare Accounts, Medicaid Accounts and any other obligations or rights to payment or reimbursement under or from (a) Medicare, Medicaid, Blue Cross/Blue Shield or any other Federal, State or local government medical assistance or health care financing program, whether payable directly or indirectly from a Federal, State or local agency, Fiscal Intermediary or other Third Party Payor, including, without limitation, prospective payments pursuant to the Periodic Interim Payment Program established under the Social Security Act or retrospective reimbursement payments, (b) any insurance company, including payments or the right to payments from an insurance company pursuant to an assignment of benefits from a patient, directly or indirectly, payable to Borrower or any Guarantor for services rendered or goods sold to such patient,
(c) any private individual, and (d) any hospital, nursing home or other health care facility, whether government owned, non-profit, profit or otherwise.

     1.3 "Action Plan" shall mean the plan prepared by Borrower set forth on Exhibit A hereto to address certain matters relating to the cash management and financial reporting systems of Borrower and Guarantors.

     1.4 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five percent (5%) or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five percent (5%) or more of any class of voting securities or in which such Person beneficially owns or holds five percent (5%) or more of the equity interests and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.5 "Allowable Costs" shall mean as of any date, with respect to any period, the direct and indirect operating costs and expenses incurred by Borrower and any Guarantor which is a Certified Medicare Provider related to rendering health care services to eligible Medicare beneficiaries (as described in 42 C.F.R. Section 413.9) which are: (a) within the cost limits for the types of patient services rendered by Borrower or such Guarantor established from time to time by the Health Care Financing Administration (or any other Governmental Authority), recognized as reasonable in determining Medicare program payments, including, but not limited to, the cost limits determined by the Health Care Financing Administration as provided in 42 C.F.R. Section 413.30 and in any event subject to the limitations of 42 C.F.R. Section 413.13 and including costs and expenses incurred by Borrower or such Guarantor pursuant to the sale or lease of medical equipment, medical supplies or other goods in connection with the health care services provided by Borrower or such Guarantor to eligible Medicare beneficiaries, (b) properly allocated to the types of patient services so provided by Borrower or such Guarantor in accordance with the cost allocation methodology permitted under the applicable Medicare regulations, including, but not limited to 42 C.F.R. Section 413.50 et seq., and used by Borrower or such Guarantor as of the date hereof, consistently applied and (c) determined by the appropriate Fiscal Intermediary, the Health Care Financing Administration or other Governmental Authority to be reimbursable under Medicare.

     1.6 "Blue Cross/Blue Shield" shall mean the private health insurance companies or other insurance companies licensed to use the Blue Cross/Blue Shield name by the Blue Cross and Blue Shield Association.

     1.7 "Borrower" shall mean Health Fitness Corporation, formerly known as Health Fitness Physical Therapy, Inc., a Minnesota corporation, and its successors and assigns.

     1.8 "Borrowing Base" shall mean at any time: (a) the lesser of:

          (i) $12,500,000, or

          (ii) three hundred seventy-five percent (375%) (or such lesser percentage as then in effect as provided below) multiplied by the EBITDA of Borrower for the immediately preceding twelve (12) month period, calculated as of the last day of each fiscal month of Borrower, commencing with December 31, 1997, provided, that, such percentage shall reduce by five percent (5%) as of the last day of every other month, with the first such reduction on February 28, 1998, until such percentage is three hundred fifty percent (350%) (including for this purpose, on a pro forma basis actual EBITDA attributable to assets acquired by Borrower or any Guarantor after the date hereof pursuant to the acquisition by Borrower or any Guarantor of all or substantially all of the assets of any Person or all of the Capital Stock of any Person from and after the effective date of such acquisition, in each case to the extent such acquisition of assets or Capital Stock is permitted hereunder and subject only to adjustments thereto expressly approved by Lender in writing and in the case of the acquisition of Capital Stock to the extent such Subsidiary is a Guarantor, and excluding for this purpose on a pro forma basis, actual EBITDA of Borrower or any Guarantor attributable to assets sold by Borrower or any Guarantor pursuant to the sale of such assets of such Person or all of the Capital Stock of such Person or Subsidiary of such Person, in each case to the extent sold during such twelve (12) month period), or

          (iii) ninety percent (90%) of the aggregate amount of the actual revenue of Borrower and Guarantors for the immediately preceding thirteen
     (13) week period, calculated as of Saturday of each week (including for this purpose, on a pro forma basis revenue attributable to assets acquired by Borrower or any Guarantor after the date hereof pursuant to the acquisition by Borrower or any Guarantor of all or substantially all of the assets of any Person or all of the Capital Stock of any Person from and after the effective date of such acquisition, in each case to the extent such acquisition of assets or Capital Stock is permitted hereunder and subject only to adjustments thereto expressly approved by Lender in writing and in the case of the acquisition of Capital Stock to the extent such Subsidiary is a Guarantor, and excluding for this purpose on a pro forma basis, revenue of Borrower or any Guarantor attributable to assets sold by Borrower or any Guarantor pursuant to the sale of such assets of such Person or all of the Capital Stock of such Person or Subsidiary of such Person, in each case to the extent sold during such thirteen (13) week period) or

          (iv) ninety percent (90%) of the aggregate amount of the actual cash receipts from payments on Accounts received by Borrower and Guarantors during the immediately preceding seventeen (17) week period, calculated as of Saturday of each week (including for this purpose, on a pro forma basis cash receipts from payments on Accounts attributable to assets acquired by Borrower or any Guarantor after the date hereof pursuant to the acquisition by Borrower or any Guarantor of all or substantially all of the assets of any Person or all of the Capital Stock of any Person from and after the effective date of such acquisition, in each case to the extent such acquisition of assets or Capital Stock is permitted hereunder and subject only to adjustments thereto expressly approved by Lender in writing and in the case of the acquisition of Capital Stock to the extent such Subsidiary is a Guarantor, and excluding for this purpose on a pro forma basis, cash receipts from payments on Accounts of Borrower or any Guarantor attributable to assets sold by Borrower or any Guarantor pursuant to the sale of such assets of such Person or all of the Capital Stock of such Person or Subsidiary of such Person, in each case to the extent sold during such seventeen (17) week period), minus

     (b) all reserves (including, without limitation, reserves with respect to security interests or liens of third parties permitted hereunder or in connection with litigation) which Lender in its reasonable discretion deems necessary or desirable to maintain, including, without limitation, reserves for any amounts which Lender may need to pay in the future for the account or benefit of Borrower or any Guarantor.

     1.9 "Borrowing Base Certificate" shall mean a certification concerning the Borrowing Base to be provided under Section 8.21 hereof, which certificate shall be substantially in the form of Exhibit B, with such changes thereto as Lender may, from time to time, in its reasonable discretion require.

     1.10 "Brightbridge" shall mean Brightbridge Fund I, L.P., a Minnesota limited partnership, and its successors and assigns.

     1.11 "Brightbridge Agreements" shall mean collectively, the Bridge Loan Agreement, dated as of August 26, 1997, by and between Borrower and Brightbridge, as amended pursuant to the Amendment to Bridge Loan Agreement, dated on or about the date hereof, the Subordinated Unsecured Promissory Note, dated on or about the date hereof, issued by Borrower payable to Brightbridge in the original principal amount of $250,000, and all agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person to, with or in favor of Brightbridge in connection therewith or related thereto.

     1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which Lender is open for the transaction of business.

     1.13 "Capital Expenditures" shall mean all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise and shall include payments in respect of Capitalized Lease Obligations.

     1.14 "Capitalized Lease Obligations" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     1.15 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.16 "Cash Equivalents" shall mean any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
(b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of Borrower or any Guarantor) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.; and
(e) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. or "A" by Moody's Investor Service, Inc.

     1.17 "Certificate of Need" shall mean, as to any Person, a written certificate issued by a State or local Governmental Authority in compliance with the Social Security Act, as amended, and pursuant to the applicable State and local Health Care Laws evidencing a need in a community for the establishment, conversion, expansion or significant modification of a health care service, hospice or other health care facility.

     1.18 "Certified Medicaid Provider" shall mean a provider of services properly certified to provide health care services to eligible Medicaid beneficiaries and to be reimbursed therefor under Medicaid and the rules and regulations thereunder.

     1.19 "Certified Medicare Provider" shall mean a provider of services properly certified to provide health care services to eligible Medicare beneficiaries and to be reimbursed therefor under Medicare and the rules and regulations thereunder.

     1.20 "Change of Control" shall mean the occurrence of any of the following:
(a) all or substantially all of Borrower's assets are sold, in one or in a series of transactions to any "Person" or "Group" (as such term is used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act); (b) an event or series of events (whether a stock purchase, amalgamation, merger, consolidation or other business combination or otherwise) by which any Person or Group (other than a Permitted Holder) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly of fifty percent (50%) or more of the combined voting power of the then outstanding securities of Borrower ordinarily (and apart from rights accruing under certain circumstances) having the right to vote in election of directors; (c) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board or whose nomination for election by the shareholders of the Borrower, was approved by the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or (d) Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     1.21 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.22 "Collateral" shall have the meaning set forth in Section 6 hereof.

     1.23 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Inventory or Equipment is consigned or who has custody, control or possession of any Inventory or Equipment or is otherwise the owner or operator of any premises on which any Inventory or Equipment is located pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Inventory or Equipment, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Inventory or Equipment, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with the Collateral.

     1.24 "Collection Accounts" shall have the meaning set forth in Section 4.1 hereof.

     1.25 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such person or by its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (d) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, (i) net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.26 "Consolidated Net Worth" shall mean, as to any Person at any time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book value all appropriate reserves in accordance with GAAP, consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the total aggregate Indebtedness and other liabilities of such Person and its Subsidiaries, including accruals for taxes, workmen's compensation liability and other accruals (other than contingent liabilities which would not be included in the balance sheet under GAAP) of such Person and its Subsidiaries.

     1.27 "Consolidated Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its Subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its Subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrower, for purposes of Section 8.12, the liabilities of Borrower and its Subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

     1.28 "Contract Account" shall mean any Accounts of Borrower or any Guarantor arising pursuant to services rendered by Borrower or such Guarantor to any person who is an eligible beneficiary under any agreement of Borrower or such Guarantor with a public or private, profit or non-profit agency, organization, partnership or other person that provides health care services to its members or participants (including any health maintenance organization or preferred provider organization).

     1.29 "Depository Banks" shall mean the meaning set forth in Section 4.1 hereof.

     1.30 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, plus (b) depreciation, amortization and other non-cash charges for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person, but in any event excluding any amortization of deferred financing fees included in clause (b) above), plus (d) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), minus (e) all income (and plus all charges, up to the amount of such income) attributable to any Subsidiary of such Person, if and to the extent such income was not distributed to such Person in cash.

     1.31 "Environmental Laws" shall mean all Federal, State and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business and facilities of Borrower and Guarantors (whether or not owned by it or any of them), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes or relating to or imposing liability or standards of conduct concerning mining or reclamation of mined land. Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act; the Water Pollution Control Act of 1972; the Solid Waste Disposal Act; the Insecticide, Fungicide and Rodenticide Act; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Hazardous Materials Transportation Act, as amended; U.S. Department of Transportation and Environmental Protection Agency regulations; and applicable state counterparts to any of such laws and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.32 "Equipment" shall mean all of Borrower's and each Guarantor's now owned and hereafter acquired equipment and fixtures, of every kind and description, wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tooling, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories
(including software and records), vehicles, dies, jigs, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto, installed thereon or used in connection therewith, and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and all licenses and other rights of Borrower or any Guarantor relating thereto, whether in the possession and control of Borrower or such Guarantor or in the possession and control of a third person for the account of Borrower or such Guarantor and all claims to the proceeds of insurance thereon and all maintenance and warranty records relating thereto.

     1.33 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.34 "ERISA Affiliate" shall mean any (a) corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as Borrower or any Guarantor, (b) partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Borrower or any Guarantor, and (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower or any Guarantor.

     1.35 "Event of Default" shall have the meaning set forth in Section 9.1 hereof.

     1.36 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the Borrowing Base, minus (b) the sum of
(i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables or other Indebtedness of Borrower and Guarantors which is more than thirty (30) days past due as of such time, plus
(iii) the amount of checks issued by Borrower and Guarantors to pay trade payables, but not yet sent and the book overdraft of Borrower and Guarantors.

     1.37  "Existing  Lender"  shall  mean  Norwest  Bank  Minnesota,   National
Association and its successors and assigns.

     1.38 "Final Maturity Date" shall mean July 17, 1999.

     1.39 "Financing Agreements" shall mean, collectively, this Agreement, together with all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, any Guarantor or any other person, with, to or in favor of Lender in connection herewith or related hereto, as this Agreement and such other agreements, documents or instruments now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.40 "Fiscal Intermediary" shall mean any qualified insurance company or other financial institution that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, State or local public health care or medical assistance program pursuant to any other Health Care Laws.

     1.41 "Fixed Charge  Coverage  Ratio" for any period shall mean the ratio of
(a) EBITDA of Borrower and its Subsidiaries for such period to (b) Fixed Charges of Borrower and its Subsidiaries for such period.

     1.42 "Fixed Charges" for any period shall mean the sum of, without duplication, (a) all Interest Expense, (b) all scheduled (as determined at the beginning of the respective period) mandatory principal payments of Indebtedness (including payments with respect to all Capitalized Lease Obligations) made by Borrower or its Subsidiaries during such period, and (c) all cash payments of income taxes made by Borrower and its Subsidiaries during such period, including any payments made pursuant to the tax sharing arrangements by and among Borrower and its Subsidiaries.

     1.43 "Funding Bank" shall have the meaning set forth in Section 3.7 hereof.

     1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination, subject to Section 1.85 hereof.

     1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (including, without limitation, the Health Care Financing Administration of the U.S. Department of Health and Human Resources, the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS"), the Civilian Health and Medical Program of Veterans Affairs ("CHAMPVA") and the U.S. Department of Veterans Affairs or any similar state or local agencies).

     1.46 "Guarantors" shall mean, individually and collectively, jointly and severally, each of the following and their respective successors and assigns:
(a) Health Fitness Rehab, Inc., a Minnesota corporation, (b) The Preferred Companies, Inc., an Arizona corporation, (c) Health Fitness Rehab of Iowa, Inc., an Iowa corporation, (d) Duffy & Associates Physical Therapy Corp., an Iowa corporation, (e) Medlink Corporation, an Iowa corporation, (f) Medlink Services, Inc., an Iowa corporation, (g) Fitness Centers of America, a California corporation, (h) Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation and (i) any other Subsidiary of Borrower acquired or existing after the date hereof.

     1.47 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances or materials and wastes including without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyl, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials, or wastes that are or became regulated under any Environmental Laws (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Laws.) In the event that any of the applicable Environmental Laws are amended so as to broaden the meaning of any of the above-referenced terms, such broader meaning shall apply subsequent to the effective date of such amendment.

     1.48 "Health Care Laws" shall mean all Federal, State and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees relating to any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable to Borrower and Guarantors, including, without limitation, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, and the Medicare and Medicaid Patient and Program Protection Act of 1987.

     1.49 "Health Care Practitioner" shall mean a registered nurse, physical therapist, nurse or other health care or medical practitioner duly licensed in the state in which such Person practices, who is employed by Borrower or any Guarantor or under contract with Borrower or any Guarantor.

     1.50  "Indebtedness"  shall mean, with respect to any Person, any liability
(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade supplier in the ordinary course of business of such Person in connection with obtaining goods, materials or services, to the extent such balance is not more than ninety (90) days past due); (c) all Capitalized Lease Obligations; (d) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital
Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds, letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

     1.51 "Insurance Account" shall mean any Accounts of Borrower or any Guarantor arising pursuant to services rendered by Borrower or such Guarantor to a person eligible for reimbursement for such services under an agreement with a private insurance company.

     1.52 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP:
(a) total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding (i) amortization of discount and amortization of deferred financing fees and closing costs paid in cash in connection with the transactions contemplated hereby, (ii) interest paid in property other than cash and (iii) any other interest expense not payable in cash, minus (b) any net payments received during such period as interest income received in respect of its investments in cash and Cash Equivalents.

     1.53 "Inventory" shall mean all of Borrower's and each Guarantor's now owned and hereafter acquired inventory, wherever located, including, without limitation, all raw materials, work-in-process and any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or furnishing or such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereto and all right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired.

     1.54 "Lender" shall mean Madeleine L.L.C., a New York limited liability company, and its successors and assigns.

     1.55 "Loans" shall mean the loans made to or for the benefit of Borrower or any Guarantor by Lender on a revolving basis pursuant to the terms hereof (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.56 "Material Contract" shall mean any contract or other arrangements (other than the Financing Agreements), whether written or oral, to which Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, conditions (financial or otherwise) or results of operations or prospects of Borrower and Guarantors taken as a whole.

     1.57 "Maximum Credit" shall mean $12,500,000.

     1.58 "Maximum Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Financing Agreements), or under applicable Federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Financing Agreements executed in connection herewith, and any available exemptions, exceptions and exclusions.

     1.59 "Medicaid" shall mean the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.

     1.60 "Medicaid Account" shall mean any Accounts of Borrower or any Guarantor arising pursuant to services rendered by Borrower or such Guarantor to eligible Medicaid beneficiaries to be paid by a Fiscal Intermediary or by any Governmental Authority under Medicaid.

     1.61 "Medicare" shall mean the health care financial assistance program under Title XVIII of the Social Security Act.

     1.62 "Medicare Account" shall mean any Accounts of Borrower or any Guarantor arising pursuant to services rendered by Borrower or such Guarantor to eligible Medicare beneficiaries to be paid by a Fiscal Intermediary or by any Governmental Authority under Medicare.

     1.63 "Multiemployer  Plan" shall mean a "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA.

     1.64 "Notice of Borrowing" shall mean (a) a notice substantially in the form of Exhibit C or (b) telephonic notice specifying the information set forth in Exhibit C, promptly followed by a notice substantially in the form of Exhibit C.

     1.65 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower and/or any Obligor to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with this Agreement, any of the other Financing Agreements or by operation of law in connection herewith or, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement, after the commencement of any case with respect to Borrower or any Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated or secured.

     1.66 "Obligor" shall mean any guarantor, endorser, acceptor, surety, or other person liable on or with respect to the Obligations (including, without limitation, Guarantors) or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.67 "Payment Account" shall have the meaning set forth in Section 4.1 hereof.

     1.68 "Permits" shall have the meaning set forth in Section 7.4 hereof.

     1.69 "Permitted Holders" shall mean the persons listed on Schedule 1.69 hereto.

     1.70 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects S corporation status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.71 "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which (a) is maintained or contributed to by (or to which there is an obligation to contribute of) Borrower, any Guarantor or any of their Subsidiaries or ERISA Affiliates, or (b) at any time during the five (5) year period preceding (i) in the case of any Loan, the date of such Loan or
(ii) in the case of any event or condition described in Section 8.19 or 9.1(i), the date thereof, was maintained or contributed to by (or to which there is or was an obligation to contribute to) Borrower, any Guarantor or any of their Subsidiaries or ERISA Affiliates.

     1.72 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower or any Guarantor in respect of the sale by Borrower or such Guarantor of any Account or other obligation for the payment of money;
(c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or any Guarantor or otherwise in favor of or delivered to Borrower or any Guarantor in connection with any Account; or (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or any Guarantor, whether from the sale and lease of goods or other property, rendition of services or from loans or advances by Borrower or any Guarantor to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower or any Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan).

     1.73 "Records" shall mean all of Borrower's and each Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or any Guarantor with respect to the foregoing maintained with or by any other person).

     1.74 "Reference Rate" shall mean the greater of: (a) the rate from time to time publicly announced by Chase Manhattan Bank, or its successors, at its office in New York, New York, as its prime rate, whether or not such announced rate is the best rate available at such bank and (b) eight and one-half percent (8 1/2%).

     1.75 "Register" shall have the meaning set forth in Section 10.11(b) hereof.

     1.76 "Registered Loans" shall have the meaning set forth in Section 2.3 hereof.

     1.77 "Registered Note" shall have the meaning set forth in Section 2.3 hereof.

     1.78 "Securities Exchange Act" shall mean the Securities Act of 1933, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.79 "Social Security Act" shall mean the Social Security Act, 92 U.S.C. Sections 1396, et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.80  "Subsidiary" or "subsidiary"  shall mean, with respect to any person,
(a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     1.81  "Third  Party  Payor"  shall  mean  any  Person,  such  as,  a Fiscal
Intermediary, Blue Cross/Blue Shield, a health maintenance organization, preferred provider organization or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance for eligible patients under Medicare, Medicaid or any private insurance contract.

     1.82 "Tradename" shall have the meaning set forth in Section 8.1 hereof.

     1.83 "Unfunded Current Liability" shall mean, as to any Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     1.84 "Value" or "value" shall mean, as determined by Lender, with respect to the Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, as determined by Lender, based on such information provided by Borrower to Lender as Lender may require.

     1.85 Accounting Terms and Determinations. Unless otherwise defined or specified herein all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered to Lender on or before the date hereof. All accounting determinations for purposes of determining compliance with the financial covenants contained herein, and all defined terms as used herein, shall be made consistent with practices in effect as of the date hereof and, if applicable, in accordance with GAAP as in effect on the date hereof and applied on a basis consistent in all material respects with the audited financial statements delivered to Lender on or before the date hereof, except as otherwise previously disclosed to Lender. The financial statements required to be delivered hereunder from and after the date hereof, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to Lender on or before the date hereof in a manner that affects the calculation of compliance with the financial covenants contained herein, Borrower may by notice to Lender, or Lender may by notice to Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by Borrower, immediately before such change in GAAP occurred. If such notice is given, the compliance certificates delivered pursuant to Section 8.21 hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

     1.86 Other Defined Terms The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.87 Uniform Commercial Code Definitions. All terms used herein which are not specifically defined herein which are defined or used in the Uniform Commercial Code as in effect in the State of New York (the "UCC") shall have the meanings as defined or used in the UCC.

     1.88 Interpretation. For purposes of this Agreement, unless the context otherwise requires, all other terms hereinbefore or hereinafter defined, including but not limited to those terms defined in the recitals hereto, shall have the meanings herein assigned to such terms. All references to Borrower, Guarantors, Lender and any other Person pursuant to the definitions set forth in the recitals hereto or otherwise herein shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural, unless the context otherwise requires. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist and be continuing until such Event of Default is waived in writing by Lender or cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender in good faith.

SECTION 2.  CREDIT FACILITY

     2.1 Loans. Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower in accordance with the terms hereof up to the amount equal to the Borrowing Base. Except in Lender's discretion, no Loan shall be made if after giving effect to such Loan, the aggregate amount of the then outstanding Loans would exceed the Borrowing Base. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified to Lender; provided, that, Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in any of amounts described therein and (b) to the extent that such calculation is not in accordance with this Agreement.

     2.2 Procedure for Borrowing. Borrower shall give to Lender a Notice of Borrowing no later than 1:00 p.m. New York City time three (3) Business Days prior to the proposed date of the Loans requested pursuant to such Notice. No more than one (1) Notice of Borrowing shall be given in any week. Any Notice of Borrowing received by Lender shall be irrevocable and binding on Borrower. Each Notice of Borrowing shall state whether the conditions for the requested Loans are satisfied. Each Notice of Borrowing from Borrower for a Loan shall be given on, and each Loan shall be made on, a Business Day.

     2.3 Registered Note. Upon Lender's request, Borrower agrees to record the Loans on the Register referred to in Section 10.11 hereof. Loans recorded on the Register (the "Registered Loans") may not be evidenced by a promissory note other than Registered Notes (as defined below) and upon the registration of the Loans, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Borrower. Borrower agrees, at the request of Lender, to execute and deliver to Lender a promissory note in registered form to evidence such Registered Loans (i.e., containing registered note language reasonably acceptable to Lender and in the form of Exhibit E hereto) and registered as provided in Section 10.11 (a "Registered Note"), dated the date hereof, payable to Lender and otherwise duly completed. Once recorded on the Register, Loans evidenced by such Promissory Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

SECTION 3. INTEREST AND FEES

     3.1 Interest. Borrower shall pay to Lender interest on the unpaid daily principal balance of the Loans at the close of each day at the rate equal to seven percent (7%) per annum in excess of the Reference Rate, of which four and one-half percent (4 1/2%) per annum in excess of the Reference Rate shall be payable in cash or other immediately available funds monthly in arrears on the first day of each calendar month (or earlier as hereinafter provided) and two and one-half percent (2 1/2%) per annum shall be capitalized so as to constitute the principal amount of a Loan deemed made monthly in arrears on the first day of each month. Interest shall accrue on the principal amount of the Loan arising pursuant to such capitalization of interest at the rates provided for in this
Section 3.1 (or Section 3.2 below, if applicable) in the same manner as the principal on all other Loans from the date such principal amount arises. Each change in the Reference Rate shall be reflected in the foregoing interest rate as of the effective date of such change. All interest accrued and accruing on and after an Event of Default shall be payable promptly upon demand by Lender.

     3.2 Interest After Event of Default. If any Event of Default occurs, then from the date of occurrence of such Event of Default until the earlier of
(a) the date all Obligations have been paid and satisfied in full or (b) the date such Event of Default is duly waived in writing, Borrower shall pay to Lender interest on the Loans calculated at rates per annum equal to the rates from time to time then in effect under Sections 3.1 hereof plus, in each case, three percent (3%). Such amounts shall be payable promptly upon demand by Lender.

     3.3 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $312,500, which shall be fully earned as of and payable on the date hereof.

     3.4 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $5,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable on the first day of each month hereafter.

     3.5 Calculations. All calculations of interest and fees shall be made by Lender, on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed (including the first day but excluding the last day, assuming, in the case of such last day, that payment is actually received before 12:00 noon New York City time on such day, and if received later than such time on such day, as if received on the next succeeding Business Day) occurring in the period for which such interest or fees are payable. Each determination by Lender of an interest rate, fees or other payments hereunder shall be conclusive and binding for all purposes, absent manifest error.

     3.6 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any of the other Financing Agreements, Borrower, each Guarantor and Lender hereby agree that all agreements among them under this Agreement and the other Financing Agreements, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Maximum Lawful Rate. If due to any circumstances whatsoever, fulfillment of any provisions of this Agreement or any of the other Financing Agreements at the time performance of such provision shall be due shall exceed the Maximum Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Maximum Lawful Rate, and if from any such circumstance Lender should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Maximum Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement and all agreements among the Borrower, Guarantors and Lender.

     3.7 Indemnification in Certain Events. If after the date hereof, either (a) any change in or in the interpretation of any law or regulation of general applicability is introduced, including with respect to reserve requirements, applicable to Lender or any other banking or financial institution from which Lender borrows funds or obtains credit (a "Funding Bank"), (b) a Funding Bank or Lender complies with any future guideline or request of general applicability from any central bank or other Governmental Authority or (c) a Funding Bank or Lender determines that the adoption of any generally applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event described in clauses (a), (b) or (c) of this Section 3.7, such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on capital of a Funding Bank or Lender as a consequence of its obligations hereunder to a level below that which such Funding Bank or Lender could have achieved but for such adoption, change or compliance (taking into consideration such Funding Bank's or Lender's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Funding Bank or Lender to be material, then Borrower shall, upon demand by Lender, pay to Lender, additional amounts sufficient to indemnify Lender or Funding Bank against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the basis for and calculation thereof (which calculation shall be made in accordance with a reasonable method of allocation among similarly situated borrowers) shall be submitted to Borrower by Lender or Funding Bank, and shall be conclusive, absent manifest error.

SECTION 4.  PAYMENTS AND ADMINISTRATION

     4.1 Collections; Management of Collateral.

     (a) Borrower and Guarantors shall establish, and at all times maintain, at their expense, not less than two (2) lockboxes and related deposit accounts (the "Collection Accounts") with such banks as are acceptable to Lender (such banks being referred to herein as "Depository Banks") as follows:

          (i) Borrower and Guarantors shall promptly deposit, and Borrower and Guarantors shall direct each Fiscal Intermediary or other Third Party Payor in accordance with the applicable Medicare and Medicaid regulations to directly remit all payments on Medicare Accounts and Medicaid Accounts to one or more of such lockboxes and related deposit accounts, which shall only be used for purposes of receiving payments on Medicare Accounts and Medicaid Accounts and which deposit accounts shall be under the sole control of Borrower; provided, that, (A) Borrower and Guarantors shall authorize, direct and instruct the Depository Banks at which such deposit accounts are maintained to remit by federal funds wire transfer all funds received or deposited into such lockboxes and related deposit accounts on a daily basis to the Payment Account, which instructions by Borrower or Guarantors to such banks may only be changed after not less than five (5) Business Days' prior written notice to such banks and Lender and (B) any change in such instructions, without the prior written consent of Lender, shall be an Event of Default hereunder, and

          (ii) Borrower and Guarantors shall promptly deposit, and shall direct all Third Party Payors and other Account Debtors to remit payments on all Receivables other than Medicare Accounts and Medicaid Accounts to one or more of such lockboxes and related deposit accounts which shall only be used for purposes of receiving payments on Receivables other than Medicare Accounts and Medicaid Accounts and as to which the Depository Banks shall acknowledge and agree, in a manner and on terms satisfactory to Lender that: (A) all payments made, and items received or deposited in such lockboxes and related accounts shall be used to repay the Obligations,
     (B) the Depository Banks have no lien on, or right of setoff against, such deposit account, the items received for deposit therein, or the funds from time to time on deposit therein and (C) the Depository Banks will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into such lockbox and related deposit account on a daily basis to such bank account of Lender as Lender may from time to time designate for such purpose (such bank account of Lender being referred to herein as the "Payment Account").

     (b) Borrower and Guarantors and all of their employees, agents and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Collection Accounts provided for in Section 4.1(a) above, as appropriate, depending on whether the payment is on a Medicare Account or Medicaid Account or any other Receivable, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's or any Guarantor's own funds. Borrower and each Guarantor jointly and severally agrees to reimburse Lender on demand for any amounts owed or paid to any Depository Bank at which any Collection Account is established or any other bank or person involved in the transfer of funds to or from the Collection Accounts arising out of Lender's payments to or indemnification of such bank or person relating to the transfer of funds to or from the Collection Accounts. The obligation of Borrower and Guarantors to reimburse Lender for such amounts pursuant to this Section 4.1 shall survive the payment of the Obligations and the termination of this Agreement.

     4.2 Payments.

     (a) All Obligations shall be payable to the Payment Account as designated under Section 4.1 or such other place as Lender may designate from time to time. The Obligations shall be payable upon the Final Maturity Date or any earlier effective date of termination of the financing arrangements provided for herein, or earlier upon an Event of Default, or otherwise as provided elsewhere herein or in the other Financing Agreements. Lender shall apply payments received or collected from Borrower or any Guarantor or for the account of Borrower or any Guarantor (including, without limitation, the monetary proceeds of collections or the monetary proceeds of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines, provided, that, all such payments shall be applied to Obligations which are then due and payable before being applied to prepay any Obligations which are not then due and payable. Upon the request of Lender, Borrower and Guarantors shall execute and deliver to Lender one or more promissory notes, in form and substance satisfactory to Lender, to evidence further the Loans, or any portion thereof.

     (b) If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender and Borrower shall be liable to pay to Lender, and hereby does indemnify Lender and hold it harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 4.2(b) shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to the rights of Lender under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable.

     (c) Lender may, at its option, charge directly to any account(s) of Borrower maintained by Lender all principal, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Loans.

     (d) Borrower and Guarantors shall make all payments of principal, interest, fees and other amounts to be made pursuant to this Agreement or the other Financing Agreements in respect of all or any part of the Obligations free and clear of and without deduction or withholding for or on account of any and all present and future taxes, levies, imposts, deductions, charges or withholding applicable to Borrower or any Guarantor from or in respect of any amounts payable by Borrower or any Guarantor to Lender pursuant to the terms hereof (collectively, "Taxes"), excluding, taxes imposed on Lender's net income and franchise taxes (that are imposed on or computed by reference to net income) imposed on it by the jurisdiction under the laws of which Lender is organized or any political subdivision therefor or in which its applicable lending office is located (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes" and all such excluded Taxes being hereinafter referred to as "Excluded Taxes").

          (i) If Borrower or any Obligor shall be required by law to deduct any Covered Taxes from or in respect of any sum payable in respect of the Obligations to or for the benefit of Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made,
     (B) Borrower   or  such  other  Obligor  shall  make  such  deductions  and
     (C) Borrower or such Obligor shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Excluded Taxes are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower or such Obligor agrees to reimburse Lender, within thirty (30) days of the date of the written request of Lender, for such Excluded Taxes ("Second Tier Taxes"). The written request referred to in the preceding sentence shall certify and set forth in reasonable detail the calculation of the payment and specify the type of such Second Tier Taxes. Any such certificate submitted in good faith to Borrower or such Obligor shall, absent manifest error, be final, conclusive and binding on all parties; provided, that, notwithstanding any of the foregoing with respect to the above-referenced calculations, Lender shall not be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement or any of the other Financing Agreements or any Loan. Except as provided in the preceding sentence, Lender shall not be obligated to disclose any information regarding its tax affairs or computations to Borrower or any Obligor.

          (ii) In addition, Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (A) from any payment made under any and all Financing Agreements or (B) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Lender of its rights (subject to the provisions of this Section 4.2) under, any and all Financing Agreements (hereinafter referred to as "Other Taxes").

          (iii) Borrower shall indemnify, to the extent not previously withheld and paid to the relevant taxation authority or other authority in accordance with applicable law, Lender for the full amount of (A) Covered Taxes imposed on or with respect to amounts payable hereunder, (B) Other Taxes, and (C) any Second Tier Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Lender certifies such amounts to Borrower, which certification shall set forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by Lender in good faith to Borrower shall, absent manifest error, be final, conclusive and binding on all parties; provided, that, notwithstanding any of the foregoing with respect to the above-referenced calculations, Lender shall not be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement or any Loan.

          (iv) Within thirty (30) days after having received a receipt of Covered Taxes or Other Taxes, Borrower will furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

          (v) If any Taxes for which Borrower would be required to make payment under this Section are imposed, Lender shall use reasonable efforts to avoid or reduce such Taxes by taking appropriate action (including assigning its rights hereunder to a related entity or a different office) which would not in the good faith opinion of Lender otherwise be disadvantageous to Lender.

          (vi) If Borrower pays any additional amounts under this Section to Lender and Lender determines in its good faith discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities with respect to Taxes in or with respect to the taxable year in which the additional amount is paid, Lender shall pay to Borrower an amount that Lender shall, in its good faith discretion, determine is equal to the net benefit, after tax, which was obtained by Lender in such year as a consequence of such refund, reduction or credit.

     (e) In the event Lender shall assign the Obligations and its rights hereunder to an assignee which is organized under the laws of a jurisdiction outside the United States, such assignee of Lender shall provide Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such assignee's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such assignee hereunder and under any of the other Financing Agreements (unless such assignee of Lender is unable to do so by reason of a change in law (including, without limitation, any statute, treaty, ruling, determination or regulation) occurring subsequent to the effective date of such assignment). Unless Borrower has received forms or other documents reasonably satisfactory to it indicating that payments hereunder or under any of the other Financing Agreements are not subject to United States of America withholding tax, Borrower shall, in the case of payments to or for any assignee of Lender organized under the laws of a jurisdiction outside the United States
(i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that Borrower has received forms or other documents satisfactory to it indicating that such reduced rate applies) and (ii) pay such assignee such payment net of any taxes withheld.

     (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
4.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     (g) If the due date of any payment under this Agreement or any of the other Financing Agreements would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     4.3 Mandatory and Optional Prepayments.

     (a) In the event that the outstanding amount of the Loans exceed the Borrowing Base or the aggregate amount of the Loans outstanding at any time shall exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and, subject to Section 4.3(b) below, Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender, the entire amount of any such excess(es) for which payment is demanded.

     (b) Immediately after the receipt by Borrower or any Guarantor of any cash proceeds from the issuance or sale of Capital Stock, or from any other additions to the equity of Borrower or any Guarantor or any contributions to capital of Borrower or any guarantor (net of all reasonable costs associated therewith, including, without limitation, all expenses paid for or reimbursed by Borrower or any Guarantor, underwriting or similar fees, discounts and commissions and other direct costs associated therewith), Borrower shall absolutely and unconditionally, without notice or demand, pay to Lender as a mandatory prepayment of the then outstanding principal amount of the Loans an amount equal to one hundred percent (100%) of such proceeds, provided, that, since such prepayment is only required to be made with cash proceeds from the issuance or sale of Capital Stock, no such prepayment shall be required upon the issuance of Capital Stock by Borrower as payment of a portion of the purchase price for the acquisition by Borrower or any Guarantor of all or substantially all of the assets of any Person or all of the Capital Stock of any Person to the extent such acquisition of assets or Capital Stock is permitted hereunder.

     (c) Borrower may prepay the Loans at any time and from time to time and may terminate this Agreement in accordance with Section 10.1 hereof.

     (d) All payments in respect of the Loans pursuant to this Section 4.3 shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this Section 4.3 shall be paid, or may be charged by Lender to the loan account(s) of Borrower, at Lender's option, on the date of such payment.

     4.4 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time. All Collateral or other collateral security held by or granted to Lender by Borrower, any Guarantor or any third persons shall be security for the payment and performance of any and all Obligations of Borrower to Lender (including, but not limited to, the Loans), notwithstanding the maintenance of separate accounts for Borrower or third persons or the existence of any notes.

     4.5 Authorized Signatures. On or prior to the date hereof, Borrower shall provide to Lender a list, with specimen signatures, of officers authorized to request Loans. Lender is entitled to rely upon such list until it is replaced by Borrower. Lender shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other request for Loans or other writing delivered hereunder and, with respect to an oral request for Loans, Lender shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of Borrower. Lender shall not incur any liability to Borrower or any Obligor as a result of acting upon any telephonic notice that Lender believes in good faith to have been given by a duly authorized officer or other individual authorized to request Loans on behalf of Borrower or for otherwise acting in good faith.

     4.6 Statements. Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing by Borrower to Lender.

     4.7 Right of Inspection; Access. Lender and its representatives shall, at all reasonable times and upon reasonable advance notice prior to an Event of Default and at any time and without notice at any time on or after an Event of Default and for so long as the same is continuing, have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of the books and records of Borrower and Guarantors to confirm and verify all Receivables, to perform general audits and to do whatever else Lender deems necessary to protect the interests of Lender. Lender may at any time remove from the premises of Borrower or any Guarantor or require Borrower or any Guarantor or any accountants and auditors employed by Borrower or any Guarantor to deliver copies of any books and records.

     4.8 Specific Powers. Except in respect of Medicare Accounts and Medicaid Accounts, Borrower and each Guarantor hereby constitutes Lender and its designees, as Borrower's and such Guarantors attorney-in-fact, with power of substitution, at the cost and expense of Borrower and Guarantors, to exercise at any time all or any of the following powers which appointment, being coupled with an interest, shall be irrevocable until all Obligations have been indefeasibly paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower or any Guarantor, any and all checks, notes, drafts, remittances and other instruments and documents or chattel paper relating to the Collateral; (b) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to receive, open and dispose of all mail addressed to Borrower or any Guarantor and to notify postal authorities to change the address for delivery thereof to such address as Lender designates; (c) to transmit to Account Debtors notice of Lender's interest therein and to request from such Account Debtors at any time, in the name of Lender, Borrower or any Guarantor or that of Lender's designee, information concerning the Collateral and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Lender; (e) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Lender, Borrower or any Guarantor, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Collateral; and (f) to execute in Borrower's or any Guarantor's name and on its behalf any UCC financing statements or amendments thereto. Borrower and each Guarantor hereby releases Lender and its officers, employees and designees, from any liability arising from any act or acts under this Section 4.8 or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for acts of gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     4.9 Use of Proceeds.

     (a) Borrower shall use the initial proceeds of the Loans made by Lender to Borrower hereunder on the day such Loans are made only for: (i) loans by Borrower to each Guarantor in an amount equal to the then outstanding amount of the Indebtedness of such Guarantor to Borrower arising from loans made by Borrower to such Guarantor prior to the date of the initial Loans hereunder, provided, that, (A) each Guarantor shall use the proceeds of the loans received by such Guarantor from Borrower (which loans were made by Borrower to such Guarantor with the proceeds of the Loans by Lender to Borrower) to repay Indebtedness of such Guarantor to Borrower outstanding immediately prior to the loans by Borrower to such Guarantor using the proceeds of the Loans made to Borrower hereunder and (B) Borrower shall use the proceeds of all such repayments from Guarantors of the loans previously made by Borrower to Guarantors to repay all of the Indebtedness of Borrower to the Existing Lender and (ii) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements.

     (b) Borrower shall only use all other proceeds of Loans for its own general operating, working capital or other proper corporate purposes not otherwise prohibited by the terms hereof (and including, without limitation to make loans to Guarantors which shall only be used for the benefit of, or in connection with the business of, such Guarantor, in each case to the extent permitted hereunder).

     (c) All loans made by Borrower to any Guarantor, or in connection with the business of, any Guarantor pursuant to the provisions hereof shall only be used by such Guarantor for (i) general operating, working capital and other proper corporate purposes of such Guarantor not otherwise prohibited by the terms hereof and (ii) interest, costs, expenses, fees and other Obligations owed to Lender in connection with this Agreement and the transactions contemplated in connection herewith.

     (d) None of the proceeds of the Loans or the loans by Borrower to any Guarantor shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or such intercompany loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 5. CONDITIONS PRECEDENT TO LOANS AND OTHER FINANCIAL ACCOMMODATIONS

     5.1 Conditions Precedent to Initial Loans. Each of the following is a condition precedent to Lender making the initial Loans pursuant to this Agreement and the other Financing Agreements, (any of which may be waived, in whole or in part, only by Lender in writing):

     (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination and release by Existing Lender of Borrower and Guarantors from obligations, liabilities and indebtedness of Borrower to Existing Lender and the termination and release by Existing Lender of any interest in and to any assets and properties of Borrower and Guarantors, duly authorized, executed and delivered by it, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it as secured party and Borrower or any Guarantor, as debtor;

     (b) Lender shall have received, in form and substance satisfactory to Lender, (i) the unaudited December 31, 1997 consolidated pro-forma balance sheet of Borrower and its Subsidiaries reflecting the initial transactions contemplated hereunder, including, but not limited to, the Loans made and the use of the proceeds of the Loans as provided herein, accompanied by a certificate dated of even date herewith of the chief financial officer of Borrower stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate and (ii) the monthly projections of the financial condition and results of operations of Borrower and its Subsidiaries for the fiscal year ending December 31, 1998;

     (c) Lender shall have received, in form and substance satisfactory to Lender, all other consents, waivers, acknowledgments, releases, terminations and other agreements and documents from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect Lender's security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, (i) such Collateral Access Agreements as Lender may specify and (ii) acknowledgments and consents to the security interests in, and liens upon, and assignment as collateral of, Receivables arising under any agreements of Borrower or any Guarantor with Third Party Payors, duly authorized, executed and delivered by such Third Party Payors (including those listed on Schedule
7.11 hereto);

     (d) Borrower shall have established the Collection Accounts;

     (e) Lender shall have received evidence of insurance and loss payee endorsements required under this Agreement and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee, all at Borrower's cost and expense;

     (f) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

     (g) Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower and Guarantors are located, which search results shall be in form and substance satisfactory to Lender;

     (h) Lender shall have received a Borrowing Base Certificate setting forth such Borrowing Base as is appropriate, in the Lender's discretion, for the business and working capital requirements of Borrower and Guarantors, which Borrowing Base Certificate as to the EBITDA of Borrower and its Subsidiaries shall be as of the last day of the month immediately preceding the date hereof and as to the revenues and cash receipts of Borrower and Guarantors shall be as of the Saturday immediately preceding the date hereof;

     (i) Lender shall have received, in form and substance satisfactory to Lender, the results of a review of Borrower's and Guarantors' accounting, collateral and other records by a firm acceptable to Lender, and the resulting report shall be satisfactory in form, scope and substance to Lender;

     (j) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $1,000,000 after giving effect to the initial Loans made in connection with the initial transactions hereunder;

     (k) Lender shall have received true, correct and complete copies of all Material Contracts;

     (l) all requisite corporate action and proceedings in connections with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporation action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

     (m) Lender shall have received share certificates in the name of Lender or its designee representing the number of shares of common stock of Borrower equal to three percent (3%) of all of the issued and outstanding shares of common stock of Borrower as of the date hereof (after giving effect to the equity issued in connection with the cash equity capital contribution provided for in this Section 5.1 and the issuance of such shares to Lender);

     (n) Lender shall have received, in form and substance satisfactory to Lender, the Subscription and Registration Rights Agreement between Borrower and Lender, duly authorized, executed and delivered by Borrower;

     (o) Lender shall have received evidence, in form and substance satisfactory to Lender, that all of the bank accounts of Borrower and each Guarantor have been reconciled in a manner satisfactory to Lender or its agents or designees for each month of 1997;

     (p) Lender shall have received, in form and substance satisfactory to Lender, (i) the limited guarantee by Loren S. Brink in favor of Lender (which guarantee shall be limited to $1,000,000, plus interest from the date payment thereunder is due and costs, expenses and other charges related to collection thereunder) and (ii) the unlimited guarantees by each of the Subsidiaries of Borrower in favor of Lender, in each case duly authorized, executed and delivered by each of them;

     (q) Lender shall have received, in form and substance reasonably satisfactory to Lender, a stock pledge agreement, duly executed and delivered by Borrower or the Guarantor which is the owner thereof (as the case may be) pledging all of the Capital Stock of each Guarantor to Lender, together with the original stock certificates representing such stock and stock powers duly executed in blank with respect thereto;

     (r) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has received on the date hereof net cash proceeds from a cash equity capital contribution of not less than $2,000,000 pursuant to a private placement of the Capital Stock of Borrower and warrants for such stock on terms and conditions acceptable to Lender and such proceeds are available to be used by Borrower for working capital;

     (s) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement by and between Brightbridge and Lender, as acknowledged and agreed to by Borrower, duly authorized, executed and delivered by Brightbridge and Borrower, providing for, inter alia, the subordination in right of payment of Indebtedness of Borrower to Brightbridge to the prior indefeasible payment and satisfaction in full of the Obligations;

     (t) Lender shall have received, in form and substance satisfactory to Lender, amendments to the Brightbridge Agreements to reflect the repayment of $250,000 of the Indebtedness of Borrower to Brightbridge thereunder and that the remaining principal balance is $250,000 payable in six (6) equal monthly installments, duly authorized, executed and delivered by Borrower and Brightbridge;

     (u) Lender shall have received evidence, in form and substance satisfactory to Lender, that all necessary governmental and third party approvals in connection with the financing arrangements provided for herein shall have been obtained and remain in effect, and no action shall have been taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the financing arrangements provided for herein;

     (v) Lender shall have received, in form and substance satisfactory to Lender, an opinion letter of counsel to Borrower and Guarantors with respect to the Financing Agreements, and an opinion letter of special counsel to Borrower and Guarantors with respect to certain health care issues and such other matters as Lender or its counsel may request;

     (w) there shall be no actions,  suits or proceedings  pending or threatened
(i) with  respect to this Agreement or any of the other Financing  Agreements or
(ii) which could be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operation or prospects of Borrower or any Guarantor or the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights of Lender hereunder and under the other Financing Agreements or the ability of Borrower or any Guarantor to perform its obligations hereunder or under the other Financing Agreements;

     (x) no material adverse change shall have occurred in the business, assets, condition (financial or otherwise) or results of operations of Borrower or any Guarantor or since the date of the latest field examination of Lender and no change or event shall have occurred which would impair the ability of Borrower or any Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral; and

     (y) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     5.2 Conditions Precedent to All Loans. Each of the following is an additional condition precedent to the Loans to Borrower, including the initial Loans and any future Loans:

     (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (b) no law, regulation, order, judgment or decree of any Governmental Authority shall, and Lender shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which, (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or
(B) the consummation of the transactions contemplated pursuant to the terms hereof or of the other Financing Agreements or (ii) has or would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or any Guarantor or the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights of Lender hereunder and under the other Financing Agreements or the ability of Borrower or any Guarantor to perform its obligations hereunder or under the other Financing Agreements; and

     (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.


SECTION 6.  COLLATERAL

     6.1 As collateral security for the prompt performance, observance and payment in full of all of the Obligations, Borrower and each Guarantor hereby grants, pledges and assigns to Lender as security, a continuing security interest in and lien upon, and right of setoff against, all of the following now owned and hereafter acquired or existing assets and properties of Borrower and each Guarantor (which assets and properties, together with all other collateral security for the Obligations granted to or otherwise held or acquired by Lender are referred to herein as the "Collateral"):

     (a) all Receivables;

     (b) all other present and future general intangibles (including, but not limited to, licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, tradenames, tradestyles, patent and trademark applications and licenses and rights thereunder, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained);

     (c) all present and future monies, securities and investment property, credit balances, deposits, deposit accounts and other property of Borrower and each Guarantor now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower or any Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

     (d) all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including, without limitation, returned, repossessed and reclaimed goods; and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

     (e) all Inventory;

     (f) all Equipment;

     (g) all Records; and

     (h) all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds and any claims against third persons for loss or damage to or destruction of any or all of the foregoing.

     6.2 Notwithstanding anything to the contrary contained in Section 6.1 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of Borrower's or any Guarantor's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including Capitalized Lease Obligations) permitted under Section 8.5 hereof if: (a) the valid grant of a security interest or lien to Lender in such item of Equipment is prohibited by the terms of the agreement between Borrower (or such Guarantor) and the holder of such purchase money mortgage or other purchase money lien or security interest and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.

     6.3 Nothing contained herein shall be deemed to be (a) an assignment or grant of a power of attorney as to Medicare Accounts in violation of the Social Security Act Amendments of 1972, as amended, 42 U.S.C. Section 1395g, or any similar state statute applicable to Borrower or Guarantors, as amended, and the rules and regulations promulgated thereunder or (b) an assignment or grant of a power of attorney as to Medicaid Accounts in violation of the Social Security Act Amendments of 1972, 42 U.S.C. Section 1396(a)(32), or any similar state statute applicable to Borrower or Guarantors, as amended, and the rules and regulations promulgated thereunder.


SECTION 7.  REPRESENTATIONS AND WARRANTIES

     Borrower and each Guarantor hereby jointly and severally represents and warrants to Lender as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of each Loan:

     7.1 Organization and Qualification.

     (a) Borrower and each Guarantor is a duly organized and validly existing corporation in good standing under the laws of its state or jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Borrower and each Guarantor has qualified to do business as a foreign corporation in the states and other jurisdictions listed on Schedule 7.1(a) which constitute all states or other jurisdictions where the nature of its business or the ownership or use of property requires such qualification.

     (b) Borrower and Guarantors do not have any Subsidiaries as of the date hereof, except as set forth on Schedule 7.1(b) hereto.

     (c) As of the date hereof, Borrower has taken, or caused to be taken, all actions and proceedings required to liquidate and dissolve Health Fitness Physical Therapy of Tahoe, Inc. in accordance with applicable laws and regulations, including, but not limited to, appropriate shareholder and board approvals and filings with the state governmental authorities in accordance with the Articles of Incorporation and By-Laws of such Subsidiary and all applicable laws and regulations. The liquidation and dissolution of such Subsidiary shall not (i) violate any material law or any order or decree of any court or governmental instrumentality in any material respect and shall not conflict with or result in the breach of, or constitute a material default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Borrower, any Guarantor or such Subsidiary is a party or may be bound, and
(ii) result in any increased liabilities of Borrower or any Guarantor in any material respect. Upon the liquidation and dissolution of such Subsidiary all assets of such Subsidiary or proceeds thereof have been or shall be transferred to Borrower.

     7.2 Corporate Power and Authority. Borrower has the corporate power and authority to borrow and Borrower and each Guarantor have the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Financing Agreements and all other agreements, instruments and documents delivered by Borrower and Guarantors pursuant hereto and thereto applicable to it, and Borrower and each Guarantor have taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements and the other agreements relating hereto or thereto to which it is a party, the present and future borrowings by Borrower hereunder and thereunder and the execution, delivery and performance of the instruments and documents delivered and to be delivered by it pursuant hereto and thereto. This Agreement and the other Financing Agreements to which it is a party constitute and will constitute legal, valid and binding obligations of Borrower and each Guarantor, enforceable in accordance with their respective terms.

     7.3 Capitalization.

     (a) All of the issued and outstanding shares of Capital Stock of HF Rehab, HF Rehab Iowa, Fitness Centers and Sports Therapy are directly and beneficially owned and held by Borrower and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind except in favor of Lender. All of the issued and outstanding shares of Capital Stock of TPC are directly and beneficially owned and held by HF Rehab and have been duly authorized and are fully paid and non- assessable, free and clear of all claims, liens, pledges and encumbrances of any kind except in favor of Lender. All of the issued and outstanding shares of Capital Stock of Duffy, Medlink and Medlink Services are directly and beneficially owned and held by HF Rehab Iowa and have been duly authorized and are fully paid and non-assessable free and clear of all claims, liens, pledges and encumbrances of any kind except in favor of Lender.

     (b) After the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, Borrower and each Guarantor shall continue to be able to pay their respective debts as they mature and each of them has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower and each Guarantor at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness and other liabilities of
Borrower  and  such  Guarantor,   and  including   subordinated  and  contingent
liabilities computed in the amount which, to the best of Borrower's and Guarantor's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability. Borrower and each Guarantor has sufficient capital to carry on all businesses and transactions in which it now engages or proposes to engage in, is solvent and will, in the reasonable, good faith determination of Borrower and Guarantors as of the date hereof, continue to be solvent after the creation of the Obligations and the security interests in favor of Lender, and is able to pay its debts as they mature.

     7.4 Compliance with Other Agreements and Applicable Law.

     (a) Borrower and each Guarantor is not in default under, in violation of or in contravention of, in any material respect, any Material Contract.

     (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated any law or regulation or any order or decree of any court or Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any Material Contract, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower or any Guarantor (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or any Guarantor.

     (c) Borrower and each Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Health Care Laws, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws). Schedule 7.4 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations ("Permits") held by Borrower and Guarantors as of the date hereof issued by any Federal, State or local Governmental Authority and any applications pending by Borrower or any Guarantor with any Federal, State or local Governmental Authority. The Permits constitute all licenses, permits and certificates necessary for Borrower and each Guarantor to own and operate its business as presently conducted or proposed to be conducted and as to Borrower and any Guarantor which is a Certified Medicare Provider or Certified Medicaid Provider, for the ownership, operation and conduct of its business in such capacity. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits, except as set forth on Schedule 7.4 hereto. True, correct and complete copies of the Permits have been delivered to Lender. To the best of Borrower's and Guarantors' knowledge, no statute, law, rule, regulation, standard or code is pending or proposed which would substantially reduce the projected revenues of, or otherwise materially adversely affect the business, assets, condition (financial or otherwise), or results of operation or prospects of Borrower or any Guarantor.

     7.5 Governmental Approval. No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for the filing of UCC financing statements.

     7.6 Chief Executive Office; Collateral Locations. The addresses of the principal place of businesses and chief executive offices of Borrower and Guarantors are set forth on Schedule 7.6 hereto, which addresses are the mailing address for such principal place of business and chief executive office. The books and records relating to the Receivables of Borrower and Guarantors are located at such addresses. The Collateral is located only at the locations set forth on Schedule 7.6, subject to the right of Borrower and Guarantor to establish new locations in accordance with Section 8.3 below.

     7.7 Priority of Liens/Title to Properties.

     (a) The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 7.7 hereto and the liens permitted under Section 8.5 hereof.

     (b) Borrower and each Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those directly in favor of or assigned to Lender and such others as are specifically permitted under the provisions of this Agreement as listed on Schedule 7.7 hereto or are permitted under Section 8.5 hereof and the other Financing Agreements. Borrower and each Guarantor has peaceful and undisturbed possession of all real property and Equipment and such other assets as may be necessary for its business as presently conducted or proposed to be conducted and under all leases, licenses and easements necessary for the operation of its properties and business. None of such leases, licenses and easements contain any unusual or burdensome provisions which might materially affect or impair the operations of such properties and business and all such leases, licenses and easements are valid and subsisting and in full force and effect.

     (c) All assets and properties of Borrower or any Guarantor which were subject to any security interest or lien in favor of START Physical Therapy, a California general partnership have been sold, assigned and transferred by Borrower or such Guarantor to Regency Outpatient Services, Inc., a California corporation pursuant to the Asset Purchase Agreement, dated as of May 30, 1997, between Borrower and Regency Outpatient Services, Inc. Pursuant to the terms of such Asset Purchase Agreement, Regency has assumed all obligations, liabilities and indebtedness of Borrower or any of its Affiliates to START Physical Therapy (including, without limitation, all obligations of Borrower to START Physical Therapy evidenced by or arising under the Commercial Promissory Note, dated June 2, 1994, issued by Borrower payable to START Physical Therapy). START Physical Therapy has acknowledged and consented to such assignment and assumption. As of the date hereof, Borrower has no further obligations or liabilities to START Physical Therapy except for obligations or liabilities to START Physical Therapy which have been assumed by Regency Outpatient Services, Inc.

     7.8 Tax Returns. Except as set forth on Schedule 7.8, Borrower and each Guarantor has filed, or caused to be filed, all Federal, State, county, local, foreign and other tax returns, reports and declarations which are required to be filed by it and as to which an extension has not been granted and has paid or caused to be paid all taxes shown to be due and payable on said returns and reports or in any assessment received by it, to the extent that such taxes have become due and payable, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     7.9 Litigation. Except as set forth on Schedule 7.9 hereto, there is no present investigation by any Governmental Authority pending or, to the best of the knowledge of Borrower or any Guarantor, threatened against or affecting
Borrower or any Guarantor or their respective properties or business and there is no present action, suit, proceeding or claim by any Person pending or, to the best of the knowledge of Borrower or any Guarantor, threatened against Borrower or any Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Financing Agreements, or other instruments, agreements or documents delivered in connection herewith or therewith, which if adversely determined with respect to it, would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operation or prospects of Borrower or any Guarantor or the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights of Lender hereunder or under the other Financing Agreements or the ability of Borrower or such Guarantor to perform its obligations hereunder or under the other Financing Agreements.

     7.10 Intellectual Property. Borrower and each Guarantor owns or licenses all patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of Borrower and any Guarantor, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any Guarantor infringes any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower or any Guarantor contesting its right to sell or use any such product, process, method, substance, part or other material.

     7.11 Accounts.

     (a) Each Account representing an obligation for the payment of money constitutes a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of the businesses of Borrower and Guarantors, which has been finally accepted by the Account Debtor and other than as to Medicare Accounts and Medicaid Accounts, for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice or other document evidencing the Account representing an obligation for the payment of money in accordance with the terms thereof, without offset, defense or counterclaim and as to Medicare Accounts, for which the Fiscal Intermediary or other Account Debtor is liable to make payment of the Allowable Costs for the sale and delivery of goods and rendition of services giving rise to such Account. All statements made and all unpaid balances appearing in the invoices, instruments or other documentation evidencing each Account are true and correct and are in all material respects what they purport to be (except as to Medicare Accounts to the extent Borrowers and Guarantors are only entitled to payment of the Allowable Costs) and all signatures and endorsements that appear thereon are genuine. None of the transactions underlying or giving rise to any Account violates any Federal, State or foreign laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly satisfied.

     (b) For each Medicare Account: (i) the person receiving the services giving rise to such Account is an eligible Medicare beneficiary, (ii) a written "treatment authorization request" or written "prior approval", if needed, has been duly obtained within thirty (30) days after service begins, (iii) the eligibility of the patient under Medicare has been verified with the appropriate Fiscal Intermediary or appropriate Governmental Authority, (iv) verification from the patient has been obtained that such person is not eligible for any other health care or medical insurance coverage or other similar type of assistance, and (v) all other authorization and billing procedures and documentation required in order for Borrower or the Guarantor providing such service to be reimbursed and paid on such account by the Fiscal Intermediary have been properly completed and satisfied.

     (c) For each Medicaid Account: (i) the person receiving the services giving rise to such Account is an eligible Medicaid beneficiary, (ii) a written "treatment authorization request" or written "prior approval", if needed, has been duly obtained within thirty (30) days after service begins, (iii) the eligibility of the patient under Medicaid has been verified with the appropriate Governmental Authority, (iv) verification from the patient has been obtained that such person is not eligible for any other health care or medical insurance coverage or other similar type of assistance, (v) a copy or original of the patient's Medicaid eligibility card has been obtained, (vi) confirmation of the number of service hours has been obtained from the appropriate Governmental Authority, and (vii) all other authorization and billing procedures and documentation required in order for Borrower or the Guarantor providing such service to be reimbursed and paid on such account by the Fiscal Intermediary have been properly completed and satisfied.

     (d) For each Contract Account: (i) Borrower or the Guarantor who is providing the services giving rise to such Account has entered into a written agreement with the Third Party Payor which is the Account Debtor with respect thereto in which such Third Party Payor agrees to reimburse Borrower or such Guarantor for health care services provided to its members or participants, which agreement shall be valid and binding upon the parties thereto and enforceable in accordance with its terms, (ii) the patient receiving the services giving rise to such Account is entitled to coverage under such agreement, (iii) an institutional credit application has been properly completed in all respects as to the Third Party Payor which is the Account Debtor and signed by an officer, administrator, owner or partner of such Third Party Payor and the creditworthiness of such Third Party Payor approved by Borrower or such Guarantor in accordance with its current standards and practices, (iv) Borrower or such Guarantor has contacted the Third Party Payor which is the Account Debtor with respect to such Account and have received confirmation from such Third Party Payor that: (A) the proposed patient is entitled to coverage under the terms of the agreement of such Third Party Payor with the Borrower or such Guarantor providing the services giving rise to such Account, (B) the proposed service to be provided to such patient which will give rise to such Account is covered under the terms of such agreement, (C) the costs that the Borrower or such Guarantor will incur or has incurred in providing the service giving rise to such Account are otherwise reimbursable under the terms of such agreement, except for certain costs not to exceed, together with costs which are not reimbursed as described in Section 7.11(e)(i)(C) below, $10,000 in any one case or $75,000 in the aggregate (provided, that, for purposes of such limitation, any costs originally included in the calculation of such costs for purposes of the limitation which are subsequently reimbursed under the terms of such agreement shall upon such reimbursement no longer be considered in the calculation), and (D) the agreement of Borrower or such Guarantor with such Third Party Payor does not prohibit or restrict in any manner the assignment of rights to payment under such agreement by the patient receiving the services to Borrower, such Guarantor or any other third party, and (v) all other applicable procedures and documentation required under such contract in order for the Borrower or Guarantor providing such service to be reimbursed and paid on such Account by the Account Debtor have been properly completed and satisfied.

     (e) For each Insurance Account: (i) Borrower or the Guarantor who is providing the services giving rise to such Account has contacted the insurance company which is the Account Debtor with respect to such Account and has received confirmation from such insurance company that (A) the proposed patient is an insured covered by the insurance contract issued by the insurance company under which the patient is claiming coverage, (B) the type of service to be provided to such patient which will give rise to such Account is covered under such insurance contract, (C) the costs that Borrower or such Guarantor will incur or has incurred in providing the service giving rise to such Account are otherwise reimbursable under the terms of the patient's insurance coverage with such insurance company, except for certain costs not to exceed, together with costs which are not reimbursed as described in Section 7.11(d)(iv)(C) above,
$10,000 in any one case or $75,000 in the aggregate (provided, that, for purposes of such limitation, any costs originally included in the calculation of such costs for purposes of the limitation which are subsequently reimbursed under the terms of the patient's insurance coverage shall upon such reimbursement no longer be considered in the calculation), and (D) the insurance coverage provided by the insurance company which was the Account Debtor does not prohibit or restrict in any manner the assignment of rights to payment thereunder to Borrower, such Guarantor or any other third party, and (ii) an assignment of benefits has been duly executed and delivered by the patient receiving such service to the Borrower or Guarantor providing such service, and
(iii) all other authorization and billing procedures and documentation required in order for Borrower or the Guarantor providing such service to be reimbursed and paid on such Account by the insurance company of the patient receiving such service have been properly completed and satisfied.

     (f) Schedule 7.11 hereto lists (i) all of the persons obligated to make any payments to Borrower or any Guarantor in respect of any Insurance Account or other person who is obligated to make payments to Borrower or any Guarantor in respect of an interest or claim in or under any policy of insurance as of the date hereof and (ii) all of the persons obligated to make any payment to Borrower or any Guarantor in respect of any Contract Account as of the date hereof.

     7.12 Employee Benefits.

     (a) Except to the extent that all events and obligations  described in this
Section 7.12 and then in existence would not, in the aggregate, be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of prospects of Borrower or any Guarantor, or the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights of Lender hereunder or under the other Financing Agreements or the ability of Borrower or any Guarantor to perform its obligations hereunder or under the other Financing Agreements to the best of the knowledge of Borrower, and each Guarantor, (i) each Plan (other than a
Multiemployer  Plan) is in  substantial  compliance  with  ERISA  and the  Code,
(ii) each Multiemployer Plan is in substantial compliance with ERISA and the Code, (iii) no Reportable Event has occurred with respect to a Plan (other than a Multiemployer Plan), (iv) no Multiemployer Plan is insolvent (as defined in
Section  4245 of ERISA) or in  reorganization  (as  defined in  Section  4241 of
ERISA), (v) no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability, (vi) no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA,
(vii) all contributions required to be made with respect to a Plan have been timely made, (viii) neither Guarantor, Borrower nor any Subsidiary of Borrower nor any ERISA Affiliate has incurred any liability which as of the date hereof has not been fully satisfied, to or on account of a Plan pursuant to Sections 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Sections 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan, (ix) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan, (x) no condition exists which presents a material risk to Borrower, any Guarantor, any other Subsidiary of Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code, (xi) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, there would be no liabilities of Borrower, any Guarantor, any other Subsidiary of Borrower or any ERISA Affiliate to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Loan, (xii) no lien imposed under the Code or ERISA on the assets of Borrower or any Guarantor, any other Subsidiary of Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan, and (xiii) Borrower, Guarantor, any other Subsidiary of Borrower or any ERISA Affiliate do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA and Section 4980B of the Code) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).

     (b) With respect to Plans that are Multiemployer Plans the representations and warranties in this Section 7.12, other than any made with respect to liability under Section 4201 of ERISA, are made to the best of the knowledge of Borrower and Guarantors.

     7.13 Environmental Compliance.

     (a) Except as set forth on Schedule 7.13 hereto, neither Borrower nor any Guarantor has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder in any material respect and the operations of Borrower and Guarantors comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

     (b) Except as set forth on Schedule 7.13 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or, to the best of the knowledge of Borrower and Guarantors threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Guarantor in any material respect or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or any Guarantor or their businesses, operations or assets or any properties at which Borrower or any Guarantor transported, stored or disposed of any Hazardous Materials in any material respect.

     (c) Except as set forth on Schedule 7.13 hereto, neither Borrower nor any Guarantor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (d) Except as set forth on Schedule 7.13, Borrower and each Guarantor has all material licenses, certificates, approvals and other Permits required to be obtained or filed in connection with the operations of Borrower and such Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals and other Permits are valid and in full force and effect.

     7.14 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or any Guarantor maintained at any bank or other financial institution are set forth on Schedule 7.14 hereto, subject to the right to establish new accounts in accordance with Section 8.20 below.

     7.15 Investment Company. Borrower and Guarantors are not an "investment company", or an "affiliated person" or "promoter" or "principal underwriter", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by Lender, the application of the proceeds and the repayment thereof by Borrower and the performance by Borrower and Guarantors of the transactions contemplated herein will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued pursuant thereto.

     7.16 Regulation G; Securities Exchange Act of 1934. Neither Borrower nor any Guarantor owns any "margin security" as such term is defined in Regulation G, as amended (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System. The proceeds of the borrowings made pursuant to this Agreement and the other Financing Agreements will be used by Borrower and Guarantors only for the purposes contemplated hereunder. Neither Borrower nor any Guarantor will take nor will they permit any agent acting in their behalf to take, any action which might cause this Agreement or the other Financing Agreements, or instruments delivered pursuant hereto or thereto, to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act or any state or other securities laws, in each case as in effect on the date hereof or as amended hereafter.

     7.17 No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or any Guarantor since the date of the most recent financial statements with respect thereto submitted to Lender or field examination with respect thereto conducted by or on behalf of Lender.

     7.18 Financial Statements.

     (a) None of the financial statements, reports and other information furnished or to be furnished by Borrower or any Guarantor to Lender with respect to Borrower and Guarantors contain, as of their respective dates, any untrue statement of material fact or (taken as a whole) omit to state any material fact necessary to make the information therein not misleading. All such audited financial statements and reports were and will be prepared in accordance with GAAP consistently applied, and all such financial statements and reports shall fairly present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

     (b) The opening balance sheets and future cash flow projections for Borrower and its Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by Borrower and its Subsidiaries to Lender taken as a whole represent the reasonable, good faith opinion of Borrower and Guarantors and their management as to the subject matter thereof and the opening balance sheets furnished by Borrower and Guarantors to Lender were prepared in accordance with applicable guidelines of the American Institute of Certified Public Accountants.

     7.19 Disclosure.

     (a) The information contained in the representations and warranties of Borrower and Guarantors set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Lender, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

     (b) After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

     7.20 Labor Disputes.

     (a) Set forth on Schedule 7.20 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower or any Guarantor and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any Guarantor on the date hereof.

     (b) There is (i) no significant unfair labor practice complaint pending against Borrower or any Guarantor or, to the best of the knowledge of Borrower and Guarantors, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or any Guarantor or, to best of the knowledge of Borrower and Guarantors, threatened against any of them, and
(ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any Guarantor or, to the best of the knowledge of Borrower and Guarantors, threatened against Borrower or any Guarantor.

     7.21 Corporate Name; Prior Transactions. Borrower and Guarantors have not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 7.21 hereto.

     7.22 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to grant security interests to Lender in the Collateral.

     7.23 Material Contracts. All of the Material Contracts of Borrower and each Guarantor are set forth on Schedule 7.23 hereto. Borrower and Guarantors have delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Neither Borrower nor any Guarantor is in breach of or in default under any Material Contract.

     7.24 Payable Practices. Borrower and Guarantors have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

     7.25 Interrelated Businesses. Borrower is the direct and beneficial owner of all of the issued and outstanding shares of Capital Stock of HF Rehab, HF Rehab Iowa, Fitness Centers and Sports Therapy. HF Rehab is the direct and beneficial owner of all of the issued and outstanding shares of Capital Stock of TPC. HF Rehab Iowa is the direct and beneficial owner of all of the issued and outstanding shares of Capital Stock of Duffy, Medlink and Medlink Services. Borrower and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrower and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrower and Guarantors render services to or for the benefit of the other Borrower and Guarantors, make loans and advances and provide other financial accommoda- tions to or for the benefit of the other (including, inter alia, the payment by Borrower and Guarantors of creditors of Borrower and Guarantors and guarantees by Borrower and Guarantors of Indebtedness of the other Guarantors), and provide administrative, marketing, payroll and management services to or for the benefit of Borrower and Guarantors. Borrower and Guarantors have centralized accounting and legal services, common officers and directors.

     7.26 Compliance with Medicare and Medicaid.

     (a) Borrower and each Guarantor so designated on Schedule 7.26 hereto are eligible to receive payment under Medicare and Medicaid and is a "provider of services" under existing provider agreements with the Medicare and Medicaid programs through the applicable Fiscal Intermediary for the states or regions indicated in Schedule 7.26 so as to constitute a Certified Medicare Provider and/or Certified Medicaid Provider, as applicable.

     (i) Borrower and each Guarantor who is a Certified Medicare Provider or a Certified Medicaid Provider is in compliance with all Health Care Laws, including, without limitation, all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, none of Borrower or Guarantors is in violation of, or has received notice of any violation of, any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

     (ii) Borrower and each Guarantor which is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. Except as specifically described and set forth on Schedule 7.26, as of the date hereof, there are no claims, actions or appeals pending (and Borrower and Guarantors have not filed any claims or reports which should result in any such claims, actions or appeals) before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any Medicare or Medicaid cost reports or claims filed by Borrower or Guarantors on or before the date hereof. No validation review or program integrity review related to Borrower or Guarantors as it may adversely affect any of the assets or business of Borrower or Guarantors, or the consummation of the transactions contemplated hereby, has been conducted by any Third Party Payor or Governmental Authority in connection with Medicare or Medicare programs, and to the best of Borrower's and Guarantors' knowledge no such reviews are scheduled, pending or threatened against or affecting Borrower or Guarantors, or any of their assets, or the consummation of the transactions contemplated hereby.

     (b) Schedule 7.26 lists the names of any applicant, member or former member of the Borrower's and/or Guarantors' staff whose privileges have been denied, reduced, curtailed, revoked, limited, suspended, placed under supervision, modified, terminated or denied, and with respect to which an action or appeal is currently pending or the period or periods within which such person is required to give notice to preserve any right of hearing, appeal or further review has not or have not expired. Borrower and Guarantors shall not be obligated to provide this information in such detail that it would violate any Federal or State law regarding the confidentiality of the information or make such information not protected by attorney/client privilege.

     (c) Except as set forth on Schedule 7.26 hereto, there are no pending or to the best of Borrower's and Guarantors' knowledge, threatened investigations, actions or proceedings as a result of the health care activities, programs and practices of Borrower or Guarantors pursuant to any violations of or failure to comply with any Health Care Laws, including, without limitation, any Medicare or Medicaid program rules or regulations.

     (d) Any referral system of Borrower and Guarantors, including, without limitation, the "Fair Share" program, complies with the Medicare and Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and all other Health Care Laws.

     (e) The businesses of Borrower and Guarantors as currently conducted do not require any Certificate of Need.

     7.27 Health Care Practitioners Duly Licensed. All Health Care Practitioners that are employees, agents or independent contractors of Borrower or Guarantors are duly qualified and duly licensed under the appropriate Federal, State or local Governmental Authority in the jurisdictions in which they practice medicine or health care under contract, in the name of or for the benefit of Borrower or Guarantors.

     7.28 Taxpayer Identification Numbers. The Federal employer identification number of Borrower and each Guarantor is as set forth on Schedule 7.28 hereto.


SECTION 8.  ADDITIONAL COVENANTS

     In addition to the covenants set forth in the other Financing Agreements, Borrower and each Guarantor hereby jointly and severally covenant to and agree with Lender that Borrower and Guarantors shall comply with the following covenants, or cause the same to be complied with:

     8.1 Tradenames. Some of the invoices of Borrower and each Guarantor may from time to time be rendered to customers under the tradenames listed on
Schedule 7.21 hereto (which, together with any new tradenames used after the date hereof are referred to collectively as the "Tradenames" and individually, as a "Tradename"). As to the Tradenames used by it, and the related Accounts:

     (a) Each Tradename is a tradename (and not an independent corporation or other legal entity) by which Borrower and Guarantors may identify and sell or lease certain of its goods or services and conduct a portion of its business.

     (b) All Accounts and proceeds thereof (including any returned merchandise) which arise from the sale or lease of goods or rendition of services invoiced under the Tradename shall be owned solely by Borrower and Guarantors and shall be subject to the security interests of Lender and other terms of this Agreement and the other Financing Agreements.

     (c) All assignments or confirmatory schedules of Accounts delivered to Lender by Borrower or any Guarantor, whether in the name of any of the Tradenames or of Borrower or such Guarantor, shall be executed by Borrower or such Guarantor as owner of such assigned Accounts, as the case may be.

     (d) New Tradenames  may be used by Borrower or any  Guarantor,  but only if
(i) Lender is given at least thirty (30) days prior written notice of the intended use of any new Tradename and (ii) such supplemental financing statements or similar instruments as Lender may request shall be executed and delivered to Lender by Borrower or such Guarantor for filing or recording by Lender prior to the use of such new Tradename.

     8.2 Subsidiaries. Borrower and Guarantors shall not form or acquire any Subsidiaries after the date hereof, except to the extent permitted under Section
8.7 hereof. In the event Borrower or any Guarantor forms or acquires any Subsidiary after the date hereof, promptly upon such formation or acquisition of any such Subsidiary after the date hereof, (a) such Subsidiary shall be subject to the terms of this Agreement and bound by the terms and conditions hereof applicable to Guarantors; (b) Borrower or such Guarantor shall cause any such Subsidiary to execute and deliver to Lender, in form and substance satisfactory to Lender and its counsel: (i) an absolute and unconditional guarantee of payment of the Obligations containing terms substantially similar to those guarantees entered into by the existing Guarantors in favor of Lender as of the date hereof, (ii) a security agreement granting to Lender a first lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiary containing terms substantially similar to this Agreement and the other Financing Agreements, (iii) related UCC financing statements, and
(iv) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Lender; and (c) promptly upon Lender's request: (i) Borrower or such Guarantor shall execute and deliver to Lender, in form and substance satisfactory to Lender a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary and (ii) Borrower or such Guarantor shall deliver the original stock certificates evidencing such shares of Capital Stock together with stock powers with respect thereto duly executed in blank, and (iii) the amount of the investment by Borrower or such Guarantor in the Capital Stock of such Subsidiary and any other amounts paid or liabilities incurred by Borrower in connection with the formation or acquisition of such Subsidiary shall not exceed the amount permitted under Section 8.7 hereof.

     8.3 New Collateral Locations. Borrower and any Guarantor may open any new location within the continental United States provided it (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location, and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments consistent with the other then existing Financing Agreements to the extent applicable or otherwise as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral to be located in such location, including, without limitation, UCC financing statements and Collateral Access Agreements.

     8.4 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

     (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; or

     (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

          (i) sales of Inventory in the ordinary course of business;

          (ii) the  disposition  of worn-out or  obsolete  Equipment  so long as
     (A) any proceeds of such disposition are paid to Lender, for application to the Obligations in such order and manner as Lender shall determine and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $50,000 for all such Equipment disposed of in any fiscal year of Borrower or Guarantors;

          (iii) the issuance and sale or other disposition by Borrower of Capital Stock of Borrower after the date hereof, provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold or otherwise disposed of, the terms of such sale or other disposition, the total amount which it is anticipated will be realized from the issuance and sale or other disposition of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale or other disposition,
     (B) Borrower shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof,
     (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms which affect the right of Borrower to request or receive Loans or of Borrower and Guarantors to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower and Guarantors with Lender or are more restrictive or burdensome to Borrower or any Guarantor than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale or other disposition and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; or

          (iv) the issuance of up to 8,000,000 shares of common stock of Borrower upon the exercise of any options, warrants to purchase such common stock or earnout agreements whether outstanding as of the date hereof or hereafter issued by Borrower whether to officers of Borrower or in connection with acquisitions permitted hereunder (provided, that, after giving effect to the issuance of such shares, no Change of Control shall occur);

     (c) wind up, liquidate or dissolve; or

     (d) agree to do any of the foregoing.

     8.5 Encumbrances. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

     (a) the liens and security interests of Lender;

     (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

     (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the business of Borrower, such Guarantor or Subsidiary, as the case may be, to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or Subsidiary, as the case may be, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

     (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property of Borrower, any Guarantor or Subsidiary which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower, such Guarantor or Subsidiary, as the case may be, as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

     (e) liens incurred or deposits made by Borrower or any Guarantor or Subsidiary in the ordinary course of the business of Borrower or such Guarantor or Subsidiary in connection with worker's compensation, unemployment insurance or other types of social security benefits consistent with the current practices of Borrower or such Guarantor or Subsidiary as of the date hereof;

     (f) encumbrances constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to Borrower or any Guarantor or Subsidiary in the ordinary course of the business of Borrower or such Guarantor or Subsidiary;

     (g) purchase money liens or security interests upon any specific computer equipment and related software hereafter acquired existing on any such equipment or software at the time of the acquisition thereof by Borrower or such Guarantor or Subsidiary (and including in any event any leases of computer equipment constituting Capitalized Lease Obligations) to secure Indebtedness permitted under Section 8.6(e) below; provided, that: (i) no such purchase money lien or security interest (or lease with respect to Capitalized Lease Obligations, as the case may be) covering specific future equipment and related software shall extend to or cover any other property other than the specific equipment and related software acquired subject to such lien or security interest (or lease) and the proceeds thereof, (ii) such lien or security interest only secures the obligation to pay the purchase price of such specific equipment and related software (or the Capitalized Lease Obligations, as the case may be), (iii) the principal amount secured thereby shall not exceed one hundred percent (100%) of the cost of the equipment and related software so acquired (or leased), and (iv) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

     (h) purchase money liens or security interests upon any specific fitness equipment hereafter acquired (and including any leases with respect to Capitalized Lease Obligations); provided, that: (i) no such purchase money lien or security interest (or lease with respect to Capitalized Lease Obligations, as the case may be) covering specific future fitness equipment shall extend to or cover any other property other than the specific fitness equipment so acquired, and the proceeds thereof, (ii) such lien or security interest only secures the obligation to pay the purchase price of such specific fitness equipment (or the Capitalized Lease Obligations, as the case may be), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fitness equipment so acquired (or leased); and (iv) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing; and

     (i) the liens and security interests set forth on Schedule 7.7 hereto.

     8.6 Indebtedness. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

     (a) the Obligations;

     (b) Indebtedness arising in the ordinary course of the business of Borrower or any Guarantor or Subsidiary in connection with worker's compensation, unemployment insurance or other types of social security benefits in each case consistent with the current practices of Borrower or such Guarantor or Subsidiary as of the date hereof;

     (c) Indebtedness of Guarantors to Borrower arising pursuant to the loans by Borrower to Guarantors to the extent such loans are permitted under Section 8.7 below;

     (d) unsecured Indebtedness of Borrower to any of its Subsidiaries after the date hereof pursuant to loans by such Subsidiary to Borrower, provided, that,
(i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender,
(ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and Borrower, (iii) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid,
(iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrower shall furnish to Lender all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

     (e) Indebtedness of Borrower or any Guarantor or Subsidiary arising after the date hereof secured by purchase money liens or security interests permitted under Section 8.5(g) hereof upon specific computer equipment and related software hereafter acquired by Borrower or such Guarantor or Subsidiary pursuant to an acquisition by Borrower or such Guarantor or Subsidiary permitted under
Section 8.7(e);

     (f) Indebtedness of Borrower to Brightbridge arising pursuant to the Brightbridge Agreements, provided, that, (i) such Indebtedness is, and shall at all times remain, unsecured, (ii) the terms and conditions of such Indebtedness shall be acceptable in all respects to Lender, (iii) such Indebtedness shall not exceed $250,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon at the rate set forth in the Brightbridge Agreements as in effect on the date hereof, (iv) such Indebtedness is, in all respects, subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations, (v) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except, that, Borrower may make regularly scheduled payments of principal and interest, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Brightbridge Agreements as in effect on the date hereof, provided, that, as to any such payment, each of the following conditions is satisfied: (A) as of the date of such payment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (B) as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $1,000,000 and (C) after giving effect to such payment, Borrower shall be in compliance with the financial covenants set forth in Sections 8.10, 8.11 and
8.12 hereof on a pro forma basis using for this purpose the calculations for compliance with such covenants as of the last day of the fiscal month of Borrower ending immediately prior to the date of such payment, (vi) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose and (vii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

     (g) Indebtedness of Borrower or any Guarantor or Subsidiary arising after the date hereof secured by purchase money liens or security interests permitted under Section 8.5(h) hereof upon specific fitness equipment hereafter acquired by Borrower or such Guarantor or Subsidiary, provided, that, the aggregate amount of all such Indebtedness incurred in any fiscal year of Borrower shall not exceed $100,000 in such fiscal year of Borrower; and

     (h) Indebtedness of Borrower or any Guarantor or Subsidiary existing as of the date hereof set forth on Schedule 8.6 hereto, provided, that, (i) Borrower, such Guarantor or Subsidiary, as the case may be, may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower, such Guarantor or Subsidiary, as the case may be, shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower, such Guarantor or Subsidiary, as the case may be, shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower, such Guarantor or Subsidiary, as the case may be, or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     8.7 Loans, Investments, Guarantees, Etc. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or hold any cash or Cash Equivalents or agree to do any of the foregoing, except:

     (a) the guarantees by Guarantors and any other Subsidiary of Borrower of the Obligations in favor of Lender;

     (b) the endorsement of instruments for collection or deposit in the ordinary course of business;

     (c) investments in cash or Cash Equivalents so long as there are no Loans outstanding and such investments are pledged and delivered to Lender promptly upon Lender's request;

     (d) the existing equity investment of Borrower in the Capital Stock of each of HF Rehab, HF Rehab Iowa, Fitness Centers and Sports Therapy, and the existing equity investment of HF Rehab in the Capital Stock of TPC and the existing equity investment of HF Rehab Iowa in the Capital Stock of each of Duffy, Medlink and Medlink Services, in each case as of the date hereof;

     (e) the purchase by Borrower or any Guarantor of all of the issued and outstanding shares of Capital Stock of any Person or all or a substantial part of the assets or property of any Person or all or a substantial part of the assets of property of any operating division or business of any Person, if as to each such purchase each of the following conditions is satisfied as determined by Lender in good faith promptly upon receipt of the applicable information:

     (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of Borrower or such Guarantor, as the case may be, to make such purchase, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such purchase, the consideration to be paid for the purchase of such Capital Stock or assets, the terms and manner of payment of such consideration, the Capital Stock or assets to be purchased, the liabilities being assumed pursuant to such purchase and such other information with respect thereto as Lender may request,

     (ii) as of the date of such purchase, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

     (iii) such purchase shall be permitted under the terms of all Material Contracts,

     (iv) such purchase shall be on commercially reasonable prices and terms and in a bona fide arms' length transaction,

     (v) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, as duly authorized, executed and delivered by the parties thereto,

     (vi) the restrictions applicable to Borrower, any Guarantor and their respective assets included in the agreements, documents and instruments relating to such purchase shall be acceptable in good faith to Lender,

     (vii) Borrower and such Guarantor shall, immediately before and immediately after giving effect to such transaction or series of transactions, have a Consolidated Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Consolidated Net Worth it had immediately prior to such transaction or series of transactions,

     (viii) Borrower and Guarantors shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest or lien, pursuant to such acquisition unless Borrower and Guarantors could incur such Indebtedness or create such security interest or lien hereunder or under the other Financing Agreements (and including purchase money liens or security interests in computer equipment and related software permitted under
Section 8.5 hereof),

     (ix) in the case of the purchase of any Capital Stock of any Person, Borrower or such Guarantor shall, and shall cause such Person, to comply with
Section 8.2 hereof,

     (x) the total consideration paid or payable by Borrower or such Guarantor to purchase the Capital Stock or assets of such Person shall not exceed $2,000,000 (inclusive of any deferred portion thereof which shall be calculated in a manner acceptable to Lender),

     (xi) the total cash portion of the consideration or paid or payable by Borrower or such Guarantor to purchase the Capital Stock or assets of such Person shall not exceed $750,000,

     (xii) as of the date of such payment in cash or other immediately available funds and after giving effect thereto, Excess Availability shall be not less than the amount equal to ten percent (10%) of the then outstanding Obligations after giving effect on a pro forma basis to Loans made in connection with such acquisition and other Loans made or requested on the date of such payment in cash or other immediately available funds,

     (xiii) the EBITDA of the Person whose assets or Capital Stock are being acquired shall be not less than fifteen (15%) percent of the actual total revenues of such Person for the immediately preceding four (4) fiscal quarters of such Person prior to the effective date of such acquisition (and in the case of the acquisition of assets, to the extent attributable to such assets),

     (xiv) Lender shall have received, in form and substance satisfactory to Lender, (A) evidence that Lender has valid and perfected security interests in and liens upon the assets purchased (in the case of the acquisition of assets, or upon the assets of the Subsidiary acquired in the case of the acquisition of Capital Stock) consisting of the types and categories of assets which constitute Collateral hereunder, (B) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased (in the case of the acquisition of assets, or upon the assets of the Subsidiary acquired in the case of the acquisition of Capital Stock), (C) the agreement of the seller consenting to the collateral assignment by Borrower or such Guarantor of all rights and remedies and claims for damages of Borrower or such Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and
(D) such other agreements, documents and instruments as Lender may request in connection therewith,

     (xv) Lender shall have received a certificate executed by the chief financial officer of Borrower (A) stating that no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred or would exist or occur after giving effect to such acquisition and (B) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Lender) compliance for the succeeding four (4) fiscal quarters (the fiscal quarter in which such acquisition occurs being the first fiscal quarter of such period) with the covenants set forth in Sections 8.10, 8.11 and 8.12 hereof on a prospective pro forma basis (after giving effect to such acquisition and all transactions related thereto);

     (f) loans by any Subsidiary of Borrower to Borrower to the extent the Indebtedness arising from such loans is permitted under Section 8.6 above;

     (g) loans or advances by Borrower to any Guarantor; provided, that, the Indebtedness of each Guarantor to Borrower arising pursuant to such loans shall not be evidenced by a promissory note or other instrument, unless the original of any such note or other instrument is duly and validly endorsed and assigned by Borrower or such Guarantor payable to the order of Lender, in a manner satisfactory to Lender and as so endorsed, delivered to, and held by, Lender as part of the Collateral;

     (h) obligations or Capital Stock issued to Borrower or any Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower or such Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower or such Guarantor as Lender may request;

     (i) obligations of account debtors to Borrower or any Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower or such Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower or such Guarantor, such promissory note shall be endorsed to the order of Lender, in a manner satisfactory to Lender and as so endorsed, delivered to, and held by, Lender as part of the Collateral;

     (j) loans and advances by Borrower, any Guarantor or Subsidiary to employees of Borrower, such Guarantor or Subsidiary not to exceed the principal amount of $25,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Borrower, such Guarantor or Subsidiary and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

     (k) the existing loans, advances and guarantees by Borrower, any Guarantor or Subsidiary outstanding as of the date hereof as set forth on Schedule 8.7 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower and such Guarantor or Subsidiary shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrower or such Guarantor or Subsidiary shall furnish to Lender all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrower, or such Guarantor or Subsidiary, or on its behalf, promptly after the receipt thereof, or sent by Borrower, such Guarantor or Subsidiary, or on its behalf, concurrently with the sending thereof, as the case may be.

     8.8 Dividends and Redemptions. Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except for the payment of dividends by any Guarantor or other Subsidiary of Borrower to any Guarantor or to Borrower.

     8.9 Transactions with Affiliates. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower and Guarantors in the ordinary course of business, (ii) Guarantors and any other Subsidiary of Borrower may make payments to Borrower pursuant to the tax sharing arrangement by and among Borrower and its Subsidiaries (as in effect on the date hereof), (iii) Guarantors and any other Subsidiary of Borrower may make payments to Borrower of management fees and costs, expenses and other charges paid or incurred by Borrower on behalf or for the benefit of any Guarantor or other Subsidiary of Borrower, including, without limitation, for legal and accounting, insurance, marketing, payroll and similar types of services paid for by Borrower on behalf of Guarantors and (iv) any Guarantor or other Subsidiary of Borrower may repay Indebtedness of such Guarantor or Subsidiary to Borrower.

     8.10 Change in Retained Earnings. Borrower and each Guarantor shall not permit the retained earnings of Borrower and its subsidiaries set forth in the financial statements of Borrower and its subsidiaries as of December 31, 1997 to decrease by more than, or increase by less than, the amount set forth below during the period indicated, with the decline calculated as of the end of each month:

===============================================================================
             Period                                          Amount of Change
-------------------------------------------------------------------------------
From January 1, 1998 through and                              ($100,000.00)
including March 31, 1998
-------------------------------------------------------------------------------
From January 1, 1998 through                                  ($200,000.00)
and including June 30, 1998
-------------------------------------------------------------------------------
From January 1, 1998 through                                  ($ 40,000.00)
and including September 30, 1998
-------------------------------------------------------------------------------
From January 1, 1998 through                                   $460,000.00
and including December 31, 1998
-------------------------------------------------------------------------------
From January 1, 1998 through                                   $660,000.00
and including March 31, 1999
-------------------------------------------------------------------------------
From January 1, 1998 through June 30,                          $860,000.00
1999
===============================================================================

     Changes in retained earnings shall be determined based solely on the Consolidated Net Income of Borrower and its Subsidiaries.

     8.10 Fixed Charge Coverage Ratio. Borrower and each Guarantor shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter to be less than the ratio set forth opposite such fiscal quarter:

     Fiscal Quarter Ending                           Ratio

     March 31, 1998                                1.75 to 1
     June 30, 1998                                 1.75 to 1
     September 30, 1998                            1.75 to 1
     December 31, 1998 and each                    2 to 1
      fiscal quarter thereafter

     8.11 Consolidated Working Capital. Borrower and each Guarantor shall not permit the Consolidated Working Capital of Borrower and its Subsidiaries at any time to be less than $1,500,000.

     8.12 Maintenance of Existence. Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times preserve, renew and keep in full, force and effect their corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted.

     8.13 Changes in Business. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, engage in any business other than the businesses of Borrower and Guarantors on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and Guarantors are engaged on the date hereof.

     8.14 Compliance with Laws, Regulations, Etc.

     (a) Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, approvals, orders and other Permits and duly observe all requirements, of any foreign, Federal, State or local Governmental Authority, including, without limitation, ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Health Care Laws, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

     (b) Borrower and each Guarantor shall, and shall cause any Subsidiary to, take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender with regard to such response. If Borrower, any Guarantor or Subsidiary receives any notice of (i) the happening of any event involving the use, spill, discharge or clean-up of any Hazardous Material or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Borrower from any Person, including, but not limited to, the United States Environmental Protection Agency or any state or local environmental agency or authority, then Borrower shall give within three (3) Business Days both oral and written notice of same to Lender.

     8.15 Payment of Taxes and Claims. Borrower and each Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or them or its or their properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or Subsidiary, as the case may be, prior to the date on which penalties attach thereto. Borrower and each Guarantor shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any of the other Financing Agreements or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay for any reason, and Borrower and each Guarantor agrees to indemnify and hold Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower or any Guarantor to pay any income tax attributable to the income of Lender from any amounts charged or paid hereunder to Lender.

     8.16 Properties in Good Condition.

     (a) Borrower and each Guarantor shall, and shall cause any Subsidiary to, keep its properties, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause any Subsidiary to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management. The Inventory shall only be used in the businesses of Borrower and Guarantors and not for personal, family, household or farming use.

     (b) All of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the business of Borrower and Guarantors, and is and will be fit for such purposes. Borrower and Guarantors shall keep the Inventory in good and marketable condition, at its own expense. Borrower and Guarantors shall not acquire or accept any Inventory on consignment or approval, except if such Inventory is at all times clearly identified on the books and records of Borrower or such Guarantor as Inventory held on consignment or approval and such Inventory is separately reported to Lender and not included in the Inventory of Borrower as reported to Lender in a manner satisfactory to Lender. Borrower shall conduct a physical count of the Inventory at least once per fiscal year, and at any time on or after an Event of Default and so long as the same is continuing, at such other times as Lender reasonably requests, and in each case shall promptly supply Lender with a copy of such count accompanied by a report of the Value of such Inventory. Borrower shall not, without Lender's prior written consent, sell any Inventory on a bill-and-hold (except if reported to Lender as bill-and-hold goods), guaranteed sale, sale and return, sale on approval, or other repurchase or return basis.

     8.17 Insurance. Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and Borrower and each Guarantor shall, and shall cause any Subsidiary to, maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower and occurring in connection with the use (or otherwise) of any products manufactured or sold by Borrower or such Guarantor or Subsidiary or services rendered by Borrower or such Guarantor or Subsidiary, and workmen's compensation insurance (except as to workmen's compensation insurance to the extent Borrower is self-insured with respect thereto). Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower, any Guarantor or Subsidiary, in obtaining, and at any time on or after the occurrence of an Event of Default, adjusting, settling, amending and canceling such insurance. Borrower and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender specifying that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specifying that Lender shall be paid regardless of any act or omission by Borrower or any Guarantor. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine, except, that, notwithstanding anything to the contrary contained herein, in the event that any Equipment or other tangible property of Borrower, any Guarantor or Subsidiary shall be physically damaged or destroyed, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section 8.18 as a result of such damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment or other tangible property of Borrower, any Guarantor or Subsidiary; provided, that, each of the following conditions is satisfied: (a) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing; (b) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall occur during the course of such repair, refurbishing or replacement; (c) the amount of the insurance proceeds are sufficient, in Lender's good faith determination, to effect such repair, refurbishing or replacement in a satisfactory manner; (d) such proceeds shall be used solely to repair, refurbish or replace the Equipment or other tangible property of Borrower, any Guarantor or Subsidiary so damaged or destroyed (free and clear of any security interests, liens, claims or encumbrances) and shall be released by Lender as needed for such purpose; (e) the insurance carrier shall have waived any right of subrogation against Borrower or such Guarantor or Subsidiary under its policy; and (f) no more than $200,000 in insurance proceeds has been paid for all such damage or destruction (in any one case and in the aggregate).

     8.18 Compliance with ERISA.

     (a) Borrower and Guarantors shall not with respect to all "employee benefit plans" maintained by Borrower, any Guarantor or any of their ERISA Affiliates:
(i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower, such Guarantor or ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or
Section 502(i) of ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any Multiemployer Plan.

     (b) As soon as possible and, in any event, within five (5) days after Borrower, any Guarantor or any of their Subsidiaries or ERISA Affiliate knows or has reason to know of the occurrence of any of the following events relating to a Plan, Borrower and Guarantors shall deliver to Lender a certificate of the chief financial officer of Borrower setting forth details as to such occurrence and the action, if any, that Borrower, such Guarantor or ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by Borrower, such Guarantor, the ERISA Affiliate, the Pension Benefit Guaranty Corporation, a Plan participant or the Plan administrator with respect thereto: (i) that a reportable event has occurred (other than with respect to a Plan which is a Multiemployer Plan) which could reasonably be expected to result in material liability of Borrower, any Guarantor or ERISA Affiliate, (ii) that, with respect to a Plan, an accumulated funding deficiency has been incurred or an application will be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 of ERISA with respect to a Plan, (iii) that a contribution required to be made to a Plan by Borrower, any Guarantor or ERISA Affiliate has not been timely made, (iv) that a Plan has been or is reasonably expected to be terminated, (v) that a Plan that is a Multiemployer Plan has been or is reasonably expected to be reorganized, partitioned or declared insolvent under Title IV of ERISA, (vi) that a Plan, which is not a Multiemployer Plan, has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, (vii) that proceedings may be or have been instituted to terminate a Plan, (viii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution of Borrower, any Guarantor or ERISA Affiliate to a Plan, or (ix) that Borrower, any Guarantor or ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Sections 409 or 502(i) or 502(1) of ERISA, or (x) Borrower or any Guarantor or ERISA Affiliate may incur any material liability pursuant to any employee welfare benefit plan that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan. Upon the request of Lender, Borrower will deliver to Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to Lender pursuant to the first sentence hereof, copies of any material notices received by Borrower, any Guarantor or ERISA Affiliate with respect to any Plan shall be delivered to Lender no later than three (3) Business Days after the date such notice has been received by Borrower or such Guarantor or ERISA Affiliate, as applicable.

     (c) As used in this Section 8.19, the terms "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and Section 406 of ERISA.

     8.19 Additional Bank Accounts. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Collection Accounts and the accounts set forth in Schedule 7.14 hereto, except: (a) as to any new or additional Collection Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower or any Guarantor or Subsidiary to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     8.20 Financial Statements and Other Information.

     (a) Borrower and each Guarantor shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrower and Guarantors, and notify the auditors and accountants of Borrower and Guarantors that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and Guarantors shall furnish to Lender, in such detail as Lender shall request, the following:

          (i) As soon as available, but in any event not later than ninety-seven
     (97) days after the end of each fiscal year, (A) audited consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows for Borrower and its Subsidiaries in each case for such fiscal year, and the accompanying notes thereto, and (B) unaudited consolidating balance sheets, statements of operations and statements of cash flows for Borrower and its Subsidiaries for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower and its Subsidiaries as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP consistently applied. Such audited consolidated statements of Borrower and its Subsidiaries shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by Borrower and satisfactory to Lender and a compliance certificate by the chief executive officer, chief financial officer or vice president-corporate controller substantially in the form of Exhibit D hereto along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such fiscal year, whether Borrower was in compliance with the covenants set forth in Sections 8.10, 8.11 and 8.12 of this Agreement for such year and a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Financing Agreements and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (ii) As soon as available,  but in any event not later than  fifty-two
     (52) days after the end of each fiscal quarter (other than any fiscal quarter which is also the end of any fiscal year of Borrower and its Subsidiaries) and not later than ninety-seven (97) days after the end of any fiscal year, consolidated and consolidating unaudited balance sheets of Borrower and its Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Borrower and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistently applied (except that such interim financial statements shall not include accompanying notes and shall be subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit D hereto along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Sections 8.10, 8.11 and 8.12 of this Agreement for such quarter.

          (iii) As soon as available, but in any event not later than thirty-five (35) days after the end of each month, consolidated unaudited balance sheets of Borrower and its Subsidiaries as at the end of such month, and consolidated unaudited statements of operations for Borrower and its Subsidiaries for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Borrower and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistently applied (except that such interim financial statements shall not include accompanying notes and shall be subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit D hereto along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such fiscal month, whether the Borrower was in compliance with the covenants set forth in Sections 8.10, 8.11 and 8.12 of this Agreement for such month.

          (iv) Not later than fifteen (15) days prior to the last day of each fiscal year (commencing with the fiscal year of Borrower ending December 31, 1998), preliminary projected consolidated and consolidating financial statements of Borrower and its Subsidiaries for the next fiscal year following such then current fiscal year and not later than forty-five (45) days after the last day of each such fiscal year (commencing with the fiscal year of Borrower ending December 31, 1998), final projected consolidated and consolidating financial statements of Borrower and its Subsidiaries as provided above. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year, on a quarterly basis for the second and third succeeding years and on an annual basis thereafter.

          (v) Within twenty (20) days after the last day of each month, a calculation of the EBITDA of Borrower and its Subsidiaries for the immediately preceding twelve (12) months and by no later than Thursday of each week or more frequently upon Lender's request, a duly completed Borrowing Base Certificate which shall: (A) identify the basis for the calculations set forth therein in reasonable detail satisfactory to Lender as to collections and revenues of Borrower and its Subsidiaries as of the Saturday of the immediately preceding week (or in the case of the calculation of EBITDA, as of the last day of the preceding month), (B) be prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer, and (C) have attached thereto such additional schedules and other information as Lender may from time to time request.

          (vi) As soon as available, but in any event not later than twenty (20) days after the last day of each month, agings of accounts receivable, agings of accounts payable and inventory reports by location, cost and category.

          (vii) Promptly upon any Insurance Account or other Receivable in respect of an interest or claim in or under any policy of insurance arising, which is payable by persons other than those persons listed on
     Schedule 7.11 hereto, the name and address of the person obligated to make payments thereon.

          (viii) Promptly upon entering into any agreement after the date hereof giving rise to a Contract Account other than with those persons designated on Schedule 7.11 hereto, the name and address of the person obligated to make payments thereon.

          (ix) Promptly after delivery thereof, copies of any management letters and reports by such independent certified public accountants to Borrower and its Subsidiaries.

          (x) Promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, with the passage of time or notice or both would constitute such an Event of Default, pursuant to the provisions of this Agreement or the other Financing Agreements, Borrower shall give Lender written notice thereof specifying the nature of such condition or event.

          (xi) Promptly upon the earlier of the mailing or filing thereof, copies of all registration statements and any other filings or other communications made by Borrower to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

          (xii) Promptly and in any event after becoming aware of the occurrence of any of the following events: (A) any Material Contract of Borrower or any Guarantor is terminated or amended or any new Material Contract is entered into (in which event Borrower or such Guarantor shall provide Lender with a copy of such Material Contract), or (B) any order, judgment or decree in excess of $100,000 (after reasonably expected insurance and indemnity recovery) shall have been entered against Borrower or such
     Guarantor or any of their respective properties or assets, or (C) any notification of violation of any laws or regulations (including, without limitation, any Health Care Laws) shall have been received by Borrower or any Guarantor or from any Governmental Authority the results of which are reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or any Guarantor or the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights of Lender hereunder or under the other Financing Agreements or the ability of Borrower or any Guarantor to perform its obligations hereunder or under the other Financing Agreements.

     (b) Simultaneously with the delivery of each of the annual audited and quarterly and monthly unaudited financial statements as set forth herein, Lender shall receive a certificate of the chief financial officer of Borrower (i) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations, warranties and covenants of Borrower and Guarantor contained in this Agreement and the other Financing Agreements are correct and complete as at the date of such certificate and (B) no Event of Default then exists or existed during the period covered by such financial statements, and
(ii) describing and analyzing in reasonable detail all material trends, changes and developments in each and all financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth the action Borrower and Guarantors have taken or propose to take with respect thereto.

     (c) Upon Lender's request, Borrower shall promptly notify any person obligated to make payments on any Contract Account of the security interest of Lender in such Contract Accounts, pursuant to a form acceptable to Lender, and obtain the acknowledgment and consent of such person to the security interests of Lender therein.

     (d) Borrower and each Guarantor shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which might result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

     (e) Borrower and each Guarantor shall promptly provide Lender such budgets, forecasts, projections and other information respecting the business operations and financial or other condition of Borrower and Guarantors, as Lender may, from time to time, reasonably request.

     (f) Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Borrower or its Subsidiaries, which may be furnished to it hereunder or otherwise, to any regulatory body or agency or other Governmental Authority having jurisdiction over Lender or upon notice to Borrower (to the extent permitted under applicable law), to any court or to any other Person which shall, or shall have any right or obligation to, succeed to all or any part of the interests of Lender in any of the Loans, this Agreement, the other Financing Agreements or the Collateral.

     8.21 End of Fiscal Years; Fiscal Quarters. Borrower and each Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     8.22 Limitation on Restrictions Affecting Subsidiaries. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Guarantor or other Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower; (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement,
(iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries,
(iv) customary restric- tions on dispositions of real property interests found in reciprocal easement agreements of Borrower, any Guarantor or Subsidiary,
(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     8.23 Additional Negative Pledges. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any Guarantor or Subsidiary to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a security interest or lien is granted to or for the benefit of Lender) on the creation or existence of any security interest or lien upon the assets of Borrower, any Guarantor or other Subsidiary, other than the restrictions contained in this Agreement or the other Financing Agreements; (b) any agreement relating to a lien permitted pursuant to Section 8.5(g) hereof as relating to the property encumbered thereby; or (c) restrictions described in Section 8.23 hereof.

     8.24 Compliance with Action Plan. Borrower and Guarantors shall take each of the actions set forth in the Action Plan and shall have complied with all of the terms of the Action Plan and completed all actions required thereunder in a manner satisfactory to Lender by no later than April 30, 1998. Borrower shall cooperate with Ernst & Young to conduct such periodic reviews, audits and analysis as Lender may from time to time require to confirm the compliance by Borrower with the Action Plan.

     8.25 Further Assurances.

     (a) Borrower and each Guarantor has executed or will contemporaneously herewith execute and deliver to Lender such of the other Financing Agreements to which it is a party and financing statements pursuant to the UCC, in form and substance satisfactory to Lender. Borrower and each Guarantor shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, certificates of title with respect to motor vehicles and applications for notation of the liens of Lender thereon, Collateral Access Agreements and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

     (b) Where permitted by law, Borrower and each Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender. Upon the request of Lender, at any time and from time to time, Borrower and each Guarantor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

     (c) Upon Lender's request, Borrower shall cause to be delivered (within forty- five (45) days of Lender's request) opinions of counsel, selected by Borrower and acceptable to Lender, licensed to practice in the States which Borrower, any Guarantor or any person obligated to make payments in respect of any Medicaid Account, Insurance Account or Contract Account is located as Lender may from time to time specify. All such opinions shall be in form and substance satisfactory to Lender, and either (i) confirm to Lender that no further actions are required in order to perfect the security interest of Lender in such Accounts in such States or (ii) shall set forth in reasonable detail any such further actions as may be required. In the event that for any reason further actions are required as set forth in such opinions, upon Lender's request, Borrower and each Guarantor shall promptly take such actions or cause them to be taken, as the case may be.


SECTION 9.  EVENTS OF DEFAULT AND REMEDIES

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) Borrower shall be in default in the payment of any of the Obligations when due, which default shall continue for two (2) days; or

     (b) (i) Borrower, any Guarantor or other Obligor shall fail to observe or perform any of the covenants or agreements contained in Sections 8.2, 8.3, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.19, 8.20 and 8.22 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements, and such failure shall continue for ten (10) days, provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or
(B) an intentional breach by Borrower, and Guarantor or their management of any such covenant or agreement, or (ii) Borrower, any Guarantor or other Obligor shall fail to observe or perform any covenants or agreements contained in this Agreement, the other Financing Agreements or in any other document or instrument referred to therein, other than as described in Section 9.1(a) or 9.1(b)(i) above; or

     (c) any present or future representation, warranty or statement of fact when made by or on behalf of Borrower or any Guarantor to Lender is false or misleading in any material respect; or

     (d) one or more judgments are rendered against Borrower or any Obligor in excess of $200,000 in any one case or $400,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed except if it is a judgment for which Borrower or such Obligor is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof and so long as execution is at all times effectively stayed; or

     (e) Borrower or any Obligor shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of Borrower or such Obligor or all or any part of their respective properties or assets; or

     (f) Borrower or any Obligor shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall take any corporate action to authorize any of such actions or proceedings; or

     (g) Borrower or any Obligor shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, or any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of any of Borrower or such Obligor or all or any part of their respective properties or assets, which is not dismissed within forty-five (45) days of its commencement, or Borrower or such Obligor shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner; or

     (h) Borrower or any Obligor shall default in the payment of any amounts at any time due on any Indebtedness for borrowed money in excess of $200,000, Capitalized Lease Obligations in excess of $200,000 or any contingent Indebtedness in connection with any guarantee, indemnity or similar type of instrument in excess of $200,000 at any time owing to any Person other than Lender and in the performance of any other terms or covenants or any evidence of same or other agreement relating thereto or securing same and which causes or permits the holders of such Indebtedness to cause such Indebtedness to become due prior to its maturity, and which default continues for more than the applicable cure period, if any, with respect thereto, but in no event more than thirty (30) days after the occurrence of any such default; or

     (i) (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 302 of ERISA, or any Plan is, shall have had or is reasonably likely to have a trustee appointed to administer such Plan, or any Plan is, shall have been, or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, or an event shall have occurred or a condition shall exist in either case entitling the Pension Benefit Guaranty Corporation to terminate a Plan, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made by Borrower or any of its Subsidiaries, Borrower or any of its respective Subsidiaries (or any ERISA Affiliate, with respect to ERISA Sections 4062, 4063, 4069, 4201, 4204 and 4212 and Code Section 4971) has incurred or is reasonably likely to incur a material liability to or on account of a Plan under Sections 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4214 of ERISA or
Sections 401(a)(29), 4971, 4975 or 4980 of the Code, or Borrower or any of its respective Subsidiaries has incurred or is reasonably likely to incur material liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA and Section 4980B of the Code) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or (ii) there shall result from any event or events set forth in clause (i) of this Section 9.1(i) the imposition of a lien, the granting of a security interest, or a material liability or a material risk of incurring a material liability; or

     (j) there is a Change of Control; or

     (k) the occurrence of any default or event of default under any of the other Financing Agreements and such default or event of default continues for more than the applicable cure periods, if any, with respect thereto.

     9.2 Remedies.

     (a) Without limiting the rights of Lender to demand payment sooner in accordance with the terms of this Agreement, upon or at any time during the existence of any one or more of such Events of Default, upon termination of this Agreement or the other Financing Agreements, or if this Agreement and the other Financing Agreements are not renewed, in addition to any other rights Lender may have under the Financing Agreements or otherwise:

          (i) Lender may declare any or all of the Obligations to be immediately due and payable, together with interest at the highest rate of interest hereunder until fully and indefeasibly paid, without presentment for payment, demand, notice of dishonor or protest or any or other further notice, all of which are hereby expressly waived by Borrower (provided, that, upon the occurrence of any Events of Default described in Sections 9.1(f) or 9.1(g), all Obligations shall automatically become immediately due and payable);

          (ii) without further notice to Borrower or any Guarantor and Lender may appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as Lender shall determine, enforce payment of any Collateral, settle, compromise or release in whole or in part, any amounts owing on the Collateral, make allowances and adjustments with respect thereto, issue credits in Lender's name, sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's option and discretion, and Lender may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived to the extent permitted under applicable laws;

          (iii) without limiting the generality of the foregoing, Lender is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, whether or not then due and payable; and

          (iv) Lender shall have the right, without notice to Borrower or any Guarantor (except as otherwise expressly provided herein), at any time and from time to time in its discretion, with or without judicial process or the aid or assistance of others and without cost to Lender (A) to enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by Borrower or any Guarantor, take possession of the Inventory or Equipment, (B) to complete processing, manufacturing and repair of all or any portion of the Inventory or Equipment, (C) to sell, foreclose or otherwise dispose of any part or all of the Inventory or Equipment on or in any premises of Borrower or any Guarantor or premises of any other party, (D) to require Borrower or any Guarantor, at its expense, to assemble and make available to Lender any part or all of the Inventory or Equipment at any reasonable place and time designated by Lender, and (E) to remove any or all of the Inventory or Equipment from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

     (b) Lender shall have all of the rights and remedies of a secured party under the UCC or applicable law of any State in which any Collateral may be situated, in addition to all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and/or under any other applicable law relating to this Agreement, the other Financing Agreements, the Obligations or the Collateral.

     (c) Borrower and each Guarantor agrees that the giving of ten (10) days notice to Borrower by Lender at Borrower's address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and each Guarantor waives any other notice with respect thereto.

     (d) The proceeds resulting from the exercise of any of the foregoing consisting of cash or other immediately available funds, rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower and each Guarantor shall remain jointly and severally liable to Lender for any deficiency and, in the event of any surplus, shall be paid to Borrower or Guarantor or such other person as may be entitled thereto under applicable law or order of any court or other governmental authority. Without limiting the generality of the foregoing, if Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, it shall have the option, at any time, in its discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by Lender of cash or other immediately available funds in connection therewith.

     (e) In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy or otherwise, Borrower and each Guarantor hereby irrevocably waives to the extent permitted under applicable law, (i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

     (f) Lender may, at its option, cure any default by Borrower or any Guarantor under any agreement with any Person, which constitutes, or with notice or passage of time or both would constitute, an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment entered against Borrower or any Guarantor (irrespective of the amount of said judgment or the time elapsed since entry thereof), and charge Borrower's loan account(s) with Lender therefor, such amounts to be repayable by Borrower on demand, together with interest thereon at the highest rate of interest payable hereunder; provided, however, Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by making any payment for the account(s) or Borrower or any Guarantor, be deemed to have assumed any obligation or liability of Borrower or any Guarantor.

     (g) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

     (h) No act, failure or delay by Lender shall constitute a waiver of any of the rights and remedies of Lender. No single or partial waiver by Lender of any provision of this Agreement or any of the other Financing Agreements, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

     (i) Borrower and each Guarantor waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower or any Guarantor to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect any rights in the Collateral.

SECTION 10.   EFFECTIVE DATE; TERMINATION; COSTS;
              ASSIGNMENTS; AMENDMENTS; ETC.

     10.1 Term.

     (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on the Final Maturity Date.

     (b) In addition, Lender may terminate this Agreement and the other Financing Agreements, or terminate only the provisions of this Agreement as to future Loans immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     (c) Borrower may, at any time, upon ten (10) days prior written notice to Lender, terminate this Agreement and the other Financing Agreements.

     (d) Upon the effective date of termination of the Financing Agreements (whether upon the Final Maturity Date, pursuant to Sections 10.1(b) or 10.1(c) above, or otherwise), Borrower shall pay to Lender in full, all outstanding and unpaid Obligations (including, but not limited to, the Loans and all interest, fees, charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including any checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest at the then applicable rate shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

     (e) No termination of the Financing Agreements shall relieve or discharge either Borrower or any Guarantor of its duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and the continuing security interests of Lender in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid.

     10.2 Expenses and Additional Fees.

     (a) Borrower and Guarantors shall pay to Lender on demand all reasonable costs and expenses that Lender may pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements, including, without limitation: (i) fees and disbursements of counsel to Lender (including allocated costs of in-house counsel), accountants, appraisers and other consultants, experts or advisors retained by Lender, (ii) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements, and allocated costs of in-house counsel) for any amendment, supplement, waiver, consent, or subsequent closing in connec- tion with the Financing Agreements and the transactions contemplated thereby (whether or not such amendment, supplement, waiver or consent is ever executed or delivered), (iii) costs and expenses of lien and title searches and title insurance, (iv) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks, the Copyright Office or any other Governmental Authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral, (v) sums paid or incurred to pay any amount or take any action required of Borrower or any Guarantor under the Financing Agreements that Borrower or such Guarantor fails to pay or take, (vi) costs, fees and other charges of Ernst & Young in connection with the periodic reviews, audits and analysis of the compliance by Borrower and Guarantors with the Action Plan,
(vii) costs of appraisals, environmental audits, inspections, and verifications of the Collateral and the Borrowing Base, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowing Base, and the operations of Borrower or any Guarantor by Lender or its agents (including any review thereof by a third party firm selected by Lender), plus a per person per day charge for the field examiners of Lender, provided, that, Lender and its agents shall not conduct such inspections and field examinations more than six
(6)  times in any  twelve  (12)  month  period  prior  to an  Event of  Default,
(viii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes, (ix) costs and expenses of preserving and protecting the Collateral, and (x) costs and expenses (including attorneys' and paralegals' fees and disbursements and allocated costs of in-house counsel) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and the other Financing Agreements, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrower.

     (b) Borrower shall pay to Lender all of its customary charges and fees in connection with opening bank accounts and lockboxes, depositing checks and receiving and transferring funds, including any payment, claim or refund relating to the dishonor of any checks or other items of Borrower, any Guarantor or Account Debtors.

     (c) All sums provided for in this Section 10.2 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the applicable rate of interest then payable hereunder. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender or Lender with respect to Borrower. This Section 10.2 shall survive the termination of this Agreement.

     10.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by a duly authorized officer of Lender, and as to any amendment, an officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by a duly authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power/and or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     10.4 Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained in the Financing Agreements shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained in the Financing Agreements unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

     10.5 Partial Invalidity. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     10.6 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, and by Lender, Borrower and any Guarantor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     10.8 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of Lender.

     10.9 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of Lender any right, power or privilege under this Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. No notice to or demand on Borrower or any Guarantor not required hereunder or any of the other Financing Agreements shall entitle Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. The rights and remedies of Lender under this Agreement, the other Financing Agreements and any other present and future agreements between Lender and Borrower or any Guarantor are cumulative and not exclusive of any rights or remedies provided by law or under any of the Financing Agreements or such other agreements and all such rights and remedies may be exercised successively or concurrently.

     10.10 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the applicable party at its address set forth on the signature page hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing.

     10.11 Successors.

     (a) This Agreement, the other Financing Agreements and any other documents referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower, Guarantors and their respective successors and assigns, except that Borrower and Guarantors may not assign their rights under this Agreement, the other Financing Agreements and any other documents referred to herein or therein without the prior written consent of Lender. Subject to Section 10.11(b) below, Lender may assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation, provided, that (i) in no event shall Borrower or Guarantors be required to pay the costs and expenses of more than two (2) of such assignees or participants as required under Section 10.2 hereof and (ii) as to any assignment to person which is not an Affiliate, Lender shall give Borrower notice thereof.

     (b) (i) Upon the request of Lender, Borrower shall maintain, or cause to be maintained, a register (the "Register") that, at the request of Borrower, may be kept by Lender on behalf of Borrower at no charge to Borrower at the address to which notices to Lender are to be sent hereunder, on which it enters the name of Lender as the registered owner of the Loans held by Lender. Registered Loans (and the Registered Notes, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loans (and the Registered Notes, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Notes, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loans (and the Registered Notes, if any evidencing the same), Borrower shall treat the Person in whose name such Loans (and the Registered Notes, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

     (ii) In the event that Lender sells participations in the Registered Loans, the Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). Registered Loans (and the Registered Notes, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     (iii) Any foreign Person who purchases or is assigned or participates in any portion of such Loans shall provide Borrower (in the case of a purchase or assignment) or Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loans.

     10.12 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

     (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     (b) Borrower, Guarantors and Lender irrevocably consent and submit to the non- exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above. Lender shall have the right to bring any action or proceeding against Borrower or any Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or any Guarantor or its property).

     (c) Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail, postage prepaid, directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten
(10) days after the same shall have been so deposited in the U.S. mails, registered mail, postage prepaid, or, at option of Lender, by service upon Borrower or any Guarantor in any other manner provided under the rules of any of the foregoing courts. Within thirty (30) days after such service, Borrower or such Guarantor shall appear in answer to such process, failing which Borrower or such Guarantor shall be deemed in default and judgment may be entered by Lender against Borrower or such Guarantor for the amount of the claim and other relief requested. Lender hereby consents to service of process by registered mail, postage prepaid, directed to its address set forth on the signature page hereof and service so made shall be deemed completed ten (10) days after the same shall have been so deposited in the U.S. mails, registered mail, postage prepaid.

     (d) BORROWER, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTORS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Lender shall not have any liability to Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or any Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment by a court of competent jurisdiction that the losses were the result of such party's own acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 Waiver of Notices. Borrower and each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or any Guarantor which Lender may elect to give shall entitle Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Borrower and each Guarantor waives (a) notice prior to Lender's taking possession or control of any of the collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession and (b) the benefit of all valuation, appraisement and exemption laws.

     11.3 Waiver of Counterclaims. Borrower and each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.4 Indemnification. Borrower and each Guarantor shall indemnify Lender and its respective officers, directors, agents, employees and counsel, and hold the same harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent resulting directly from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     IN WITNESS WHEREOF, Lender, Borrower and Guarantors have caused these presents to be duly executed as of the day and year first above written.

MADELEINE, L.L.C.                          HEALTH FITNESS CORPORATION

By:  /s/ Daniel E. Wolf                    By:  /s/ Charles E. Bidwell

Title:  Managing Director                  Title:  CFO

Address for Notices:                       Address for Notices:

450 Park Avenue                            3500 West 80th Street, Suite 130
New York, New York 10022                   Bloomington, Minnesota 55431

Attention:      Mr. Daniel E. Wolf         Attention:     Mr. Loren S. Brink
Telephone:      (212) 891-2121             Telephone:     (612) 831-6830
Telecopier:     (212) 758-5305             Telecopier:    (612) 831-7264


HEALTH FITNESS REHAB, INC.

By:   /s/ Charles E. Bidwell

Title:  CFO


THE PREFERRED COMPANIES, INC.

By:  /s/ Charles E. Bidwell

Title:  CFO


                     [SIGNATURES CONTINUED ON THE NEXT PAGE]

                  [SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]


HEALTH FITNESS REHAB OF IOWA, INC.

By:   /s/ Charles E. Bidwell

Title:    CFO


DUFFY & ASSOCIATES PHYSICAL
 THERAPY SERVICES CORP.

By:   /s/ Charles E. Bidwell

Title:    CFO


MEDLINK CORPORATION

By:   /s/ Charles E. Bidwell

Title:    CFO


MEDLINK SERVICES, INC.

By:   /s/ Charles E. Bidwell

Title:    CFO


FITNESS CENTERS OF AMERICA

By:   /s/ Charles E. Bidwell

Title:    CFO

                     [SIGNATURES CONTINUED ON THE NEXT PAGE]

                  [SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]



SPORTS & ORTHOPEDIC PHYSICAL
 THERAPY, INC.

By:   /s/ Charles E. Bidwell

Title:  CFO


Address for Notices:

3500 West 80th Street, Suite 130
Bloomington, Minnesota  55431

Attention:      Mr. Loren S. Brink
Telephone:      (612) 831-6830
Telecopier:     (612) 831-7264